Exhibit 99.3

Supplemental Information

First Quarter 2011

This information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

1

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Income statement
Net interest income	$12,179	$12,439	$12,435	$12,900	$13,749
Noninterest income	14,698	9,959	14,265	16,253	18,220
Total revenue, net of interest expense	26,877	22,398	26,700	29,153	31,969
Provision for credit losses	3,814	5,129	5,396	8,105	9,805
Goodwill impairment	—	2,000	10,400	—	—
Merger and restructuring charges	202	370	421	508	521
All other noninterest expense (1)	20,081	18,494	16,395	16,745	17,254
Income tax expense (benefit)	731	(2,351)	1,387	672	1,207
Net income (loss)	2,049	(1,244)	(7,299)	3,123	3,182
Preferred stock dividends	310	321	348	340	348
Net income (loss) applicable to common shareholders	1,739	(1,565)	(7,647)	2,783	2,834
Diluted earnings (loss) per common share (2)	0.17	(0.16)	(0.77)	0.27	0.28
Average diluted common shares issued and outstanding (2)	10,181,351	10,036,575	9,976,351	10,029,776	10,005,254
Dividends paid per common share	$0.01	$0.01	$0.01	$0.01	$0.01

Performance ratios
Return on average assets	0.36%	n/m	n/m	0.50%	0.51%
Return on average common shareholders’ equity	3.29	n/m	n/m	5.18	5.73
Return on average tangible common shareholders’ equity (3)	5.28	n/m	n/m	9.19	9.79
Return on average tangible shareholders’ equity (3)	5.54	n/m	n/m	8.98	9.55
At period end
Book value per share of common stock	$21.15	$20.99	$21.17	$21.45	$21.12
Tangible book value per share of common stock (3)	13.21	12.98	12.91	12.14	11.70
Market price per share of common stock:
Closing price	$13.33	$13.34	$13.10	$14.37	$17.85
High closing price for the period	15.25	13.56	15.67	19.48	18.04
Low closing price for the period	13.33	10.95	12.32	14.37	14.45
Market capitalization	135,057	134,536	131,442	144,174	179,071

Number of banking centers - U.S.	5,805	5,856	5,879	5,900	5,939
Number of branded ATMs - U.S.	17,886	17,931	17,929	18,078	18,135
Full-time equivalent employees	288,062	288,471	287,293	284,628	284,638

(1)	Excludes merger and restructuring charges and goodwill impairment charge.
(2)	Due to a net loss applicable to common shareholders for the fourth and third quarters of 2010, no dilutive potential common shares were included in the calculations of diluted earnings per share and average diluted common shares because they were antidilutive.
(3)	Tangible equity ratios and tangible book value per share of common stock are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-42.)

n/m = not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions, except per share information)

Fully taxable-equivalent basis data (1)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net interest income	$12,397		$12,709		$12,717		$13,197		$14,070
Total revenue, net of interest expense	27,095		22,668		26,982		29,450		32,290
Net interest yield (2)	2.67	%	2.69	%	2.72	%	2.77	%	2.93	%
Efficiency ratio	74.86		92.04		100.87		58.58		55.05

Performance ratios, excluding goodwill impairment charges (3)

	Fourth Quarter 2010		Third Quarter 2010
Per common share information
Earnings	$0.04		$0.27
Diluted earnings	0.04		0.27
Efficiency ratio (1)	83.22	%	62.33	%
Return on average assets	0.13		0.52
Return on average common shareholders’ equity	0.79		5.06
Return on average tangible common shareholders’ equity (3)	1.27		8.67
Return on average tangible shareholders’ equity (3)	1.96		8.54

(1)	Fully taxable-equivalent basis is a non-GAAP measure. Fully taxable-equivalent basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-42).
(2)	Calculation includes fees earned on overnight deposits placed with the Federal Reserve of $63 million for the first quarter of 2011, and $63 million, $107 million, $106 million and $92 million for the fourth, third, second and first quarters of 2010, respectively. For more information see Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis on pages 9-10.
(3)	Total noninterest expense, excluding goodwill impairment charges, net income, excluding goodwill impairment charges and net income applicable to common shareholders, excluding goodwill impairment charges and tangible equity ratios are non-GAAP measures. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 41-42).

Certain	prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Interest income
Loans and leases	$11,929	$12,149	$12,485	$12,887	$13,475
Debt securities	2,882	3,029	2,605	2,917	3,116
Federal funds sold and securities borrowed or purchased under agreements to resell	517	486	441	457	448
Trading account assets	1,626	1,661	1,641	1,796	1,743
Other interest income	968	965	1,037	1,062	1,097

Total interest income	17,922	18,290	18,209	19,119	19,879

Interest expense
Deposits	839	894	950	1,031	1,122
Short-term borrowings	1,184	1,142	848	891	818
Trading account liabilities	627	561	635	715	660
Long-term debt	3,093	3,254	3,341	3,582	3,530

Total interest expense	5,743	5,851	5,774	6,219	6,130

Net interest income	12,179	12,439	12,435	12,900	13,749

Noninterest income
Card income	1,828	2,127	1,982	2,023	1,976
Service charges	2,032	2,036	2,212	2,576	2,566
Investment and brokerage services	3,101	2,879	2,724	2,994	3,025
Investment banking income	1,578	1,590	1,371	1,319	1,240
Equity investment income	1,475	1,512	357	2,766	625
Trading account profits	2,722	995	2,596	1,227	5,236
Mortgage banking income (loss)	630	(1,419)	1,755	898	1,500
Insurance income	613	598	75	678	715
Gains on sales of debt securities	546	872	883	37	734
Other income (loss)	261	(1,114)	433	1,861	1,204
Other-than-temporary impairment losses on available-for-sale debt securities:
Total other-than-temporary impairment losses	(111)	(612)	(156)	(462)	(1,819)
Less: Portion of other-than-temporary impairment losses recognized in other comprehensive income	23	495	33	336	1,218

Net impairment losses recognized in earnings on available-for-sale debt securities	(88)	(117)	(123)	(126)	(601)

Total noninterest income	14,698	9,959	14,265	16,253	18,220

Total revenue, net of interest expense	26,877	22,398	26,700	29,153	31,969

Provision for credit losses	3,814	5,129	5,396	8,105	9,805

Noninterest expense
Personnel	10,168	8,800	8,402	8,789	9,158
Occupancy	1,189	1,212	1,150	1,182	1,172
Equipment	606	607	619	613	613
Marketing	564	484	497	495	487
Professional fees	646	883	651	644	517
Amortization of intangibles	385	420	426	439	446
Data processing	695	662	602	632	648
Telecommunications	371	366	361	359	330
Other general operating	5,457	5,060	3,687	3,592	3,883
Goodwill impairment	—	2,000	10,400	—	—
Merger and restructuring charges	202	370	421	508	521

Total noninterest expense	20,283	20,864	27,216	17,253	17,775

Income (loss) before income taxes	2,780	(3,595)	(5,912)	3,795	4,389
Income tax expense (benefit)	731	(2,351)	1,387	672	1,207

Net income (loss)	$2,049	$(1,244)	$(7,299)	$3,123	$3,182

Preferred stock dividends	310	321	348	340	348

Net income (loss) applicable to common shareholders	$1,739	$(1,565)	$(7,647)	$2,783	$2,834

Per common share information
Earnings (loss)	$0.17	$(0.16)	$(0.77)	$0.28	$0.28
Diluted earnings (loss) (1)	0.17	(0.16)	(0.77)	0.27	0.28
Dividends paid	0.01	0.01	0.01	0.01	0.01

Average common shares issued and outstanding	10,075,875	10,036,575	9,976,351	9,956,773	9,177,468

Average diluted common shares issued and outstanding (1)	10,181,351	10,036,575	9,976,351	10,029,776	10,005,254

(1)	Due to a net loss applicable to common shareholders for the fourth and third quarters of 2010, the impact of antidilutive equity instruments was excluded from diluted earnings per share and average diluted common shares.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	March 31 2011	December 31 2010	March 31 2010
Assets
Cash and cash equivalents	$97,542	$108,427	$144,794
Time deposits placed and other short-term investments	23,707	26,433	20,256
Federal funds sold and securities borrowed or purchased under agreements to resell	234,056	209,616	197,038
Trading account assets	208,761	194,671	206,018
Derivative assets	65,334	73,000	83,511
Debt securities:
Available-for-sale	330,345	337,627	316,020
Held-to-maturity, at cost	431	427	340
Total debt securities	330,776	338,054	316,360
Loans and leases	932,425	940,440	976,042
Allowance for loan and lease losses	(39,843)	(41,885)	(46,835)
Loans and leases, net of allowance	892,582	898,555	929,207
Premises and equipment, net	14,151	14,306	15,147
Mortgage servicing rights (includes $15,282, $14,900 and $18,842 measured at fair value)	15,560	15,177	19,146
Goodwill	73,869	73,861	86,305
Intangible assets	9,560	9,923	11,548
Loans held-for-sale	25,003	35,058	35,386
Customer and other receivables	97,318	85,704	83,636
Other assets	186,313	182,124	196,282
Total assets	$2,274,532	$2,264,909	$2,344,634

Assets of consolidated VIEs included in total assets above (substantially all pledged as collateral)
Trading account assets	$12,012	$19,627	$11,826
Derivative assets	2,280	2,027	4,194
Available-for-sale debt securities	2,104	2,601	12,074
Loans and leases	146,309	145,469	129,432
Allowance for loan and lease losses	(8,335)	(8,935)	(11,140)
Loans and leases, net of allowance	137,974	136,534	118,292
Loans held-for-sale	1,605	1,953	5,471
All other assets	4,883	7,086	9,637
Total assets of consolidated VIEs	$160,858	$169,828	$161,494

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet (continued)

(Dollars in millions)

	March 31 2011	December 31 2010	March 31 2010
Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$286,357	$285,200	$255,470
Interest-bearing	652,096	645,713	643,943
Deposits in non-U.S. offices:
Noninterest-bearing	7,894	6,101	5,614
Interest-bearing	73,828	73,416	71,075
Total deposits	1,020,175	1,010,430	976,102
Federal funds purchased and securities loaned or sold under agreements to repurchase	260,521	245,359	270,601
Trading account liabilities	88,478	71,985	82,532
Derivative liabilities	53,501	55,914	52,861
Commercial paper and other short-term borrowings	58,324	59,962	85,406
Accrued expenses and other liabilities (includes $961, $1,188 and $1,521 of reserve for unfunded lending commitments)	128,221	144,580	135,656
Long-term debt	434,436	448,431	511,653
Total liabilities	2,043,656	2,036,661	2,114,811
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 3,943,660, 3,943,660 and 3,960,660 shares	16,562	16,562	17,964
Common stock and additional paid-in capital, $0.01 par value; authorized - 12,800,000,000, 12,800,000,000 and 11,300,000,000 shares; issued and outstanding - 10,131,803,417, 10,085,154,806 and 10,032,001,150 shares	151,379	150,905	149,048
Retained earnings	62,483	60,849	67,811
Accumulated other comprehensive income (loss)	463	(66)	(4,929)
Other	(11)	(2)	(71)
Total shareholders’ equity	230,876	228,248	229,823
Total liabilities and shareholders’ equity	$2,274,532	$2,264,909	$2,344,634

Liabilities of consolidated VIEs included in total liabilities above
Commercial paper and other short-term borrowings	$6,954	$6,742	$21,631
Long-term debt	65,197	71,013	90,329
All other liabilities	1,240	9,141	5,135
Total liabilities of consolidated VIEs	$73,391	$86,896	$117,095

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Risk-based capital (1):
Tier 1 common	$123,882	$125,139	$124,756	$119,716	$115,520
Tier 1 capital	162,295	163,626	164,763	159,551	155,428
Total capital	229,094	229,594	231,120	220,827	219,913
Risk-weighted assets	1,433,377	1,455,951	1,476,774	1,494,990	1,519,723
Tier 1 common equity ratio (2)	8.64%	8.60%	8.45%	8.01%	7.60%
Tier 1 capital ratio	11.32	11.24	11.16	10.67	10.23
Total capital ratio	15.98	15.77	15.65	14.77	14.47
Tier 1 leverage ratio	7.25	7.21	7.21	6.68	6.44
Tangible equity ratio (3)	6.85	6.75	6.54	6.14	6.02
Tangible common equity ratio (3)	6.10	5.99	5.74	5.35	5.22

(1)	Reflects preliminary data for current period risk-based capital.
(2)	Tier 1 common equity ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.
(3)	Tangible equity ratio equals period end tangible shareholders’ equity divided by period end tangible assets. Tangible common equity equals period end tangible common shareholders’ equity divided by period end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP measures. We believe the use of these non-GAAP measures provide additional clarity in assessing the results of the Corporation. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on pages 41-42).

*	Preliminary data on risk-based capital

Outstanding Common Stock

No common shares were repurchased in the first quarter of 2011.

There is no existing Board authorized share repurchase program.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Core Net Interest Income

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net interest income (1)
As reported (2)	$12,397		$12,709		$12,717		$13,197		$14,070
Impact of market-based net interest income (3)	(1,051)		(1,150)		(1,045)		(1,049)		(1,186)

Core net interest income	$11,346		$11,559		$11,672		$12,148		$12,884

Average earning assets
As reported	$1,869,863		$1,883,539		$1,863,819		$1,910,790		$1,933,060
Impact of market-based earning assets (3)	(467,042)		(475,021)		(494,772)		(521,010)		(527,316)

Core average earning assets	$1,402,821		$1,408,518		$1,369,047		$1,389,780		$1,405,744

Net interest yield contribution (1, 4)
As reported (2)	2.67	%	2.69	%	2.72	%	2.77	%	2.93	%
Impact of market-based activities (3)	0.59		0.58		0.67		0.73		0.76

Core net interest yield on earning assets	3.26	%	3.27	%	3.39	%	3.50	%	3.69	%

(1)	Fully taxable-equivalent basis
(2)	Balance and calculation include fees earned on overnight deposits placed with the Federal Reserve of $63 million for the first quarter of 2011 and $63 million, $107 million, $106 million, and $92 million for the fourth, third, second and first quarters of 2010, respectively.
(3)	Represents the impact of market-based amounts included in Global Banking & Markets.
(4)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	First Quarter 2011				Fourth Quarter 2010				First Quarter 2010
		Interest				Interest				Interest
	Average	Income/	Yield/		Average	Income/	Yield/		Average	Income/	Yield/
	Balance	Expense	Rate		Balance	Expense	Rate		Balance	Expense	Rate
Earning assets
Time deposits placed and other short-term investments (1)	$31,294	$88	1.14	%	$28,141	$75	1.07	%	$27,600	$61	0.89	%
Federal funds sold and securities borrowed or purchased under agreements to resell	227,379	517	0.92		243,589	486	0.79		266,070	448	0.68
Trading account assets	221,041	1,669	3.05		216,003	1,710	3.15		214,542	1,795	3.37
Debt securities (2)	335,847	2,917	3.49		341,867	3,065	3.58		311,136	3,173	4.09
Loans and leases (3):
Residential mortgage (4)	262,049	2,881	4.40		254,051	2,857	4.50		243,833	3,100	5.09
Home equity	136,089	1,335	3.96		139,772	1,410	4.01		152,536	1,586	4.20
Discontinued real estate	12,899	110	3.42		13,297	118	3.57		14,433	153	4.24
U.S. credit card	109,941	2,837	10.47		112,673	3,040	10.70		125,353	3,370	10.90
Non-U.S. credit card	27,633	779	11.43		27,457	815	11.77		29,872	906	12.30
Direct/Indirect consumer (5)	90,097	993	4.47		91,549	1,088	4.72		100,920	1,302	5.23
Other consumer (6)	2,753	45	6.58		2,796	45	6.32		3,002	48	6.35

Total consumer	641,461	8,980	5.65		641,595	9,373	5.81		669,949	10,465	6.30

U.S. commercial	191,353	1,926	4.08		193,608	1,894	3.88		202,662	1,970	3.94
Commercial real estate (7)	48,359	437	3.66		51,617	432	3.32		68,526	575	3.40
Commercial lease financing	21,634	322	5.95		21,363	250	4.69		21,675	304	5.60
Non-U.S. commercial	36,159	299	3.35		32,431	289	3.53		28,803	264	3.72

Total commercial	297,505	2,984	4.06		299,019	2,865	3.81		321,666	3,113	3.92

Total loans and leases	938,966	11,964	5.14		940,614	12,238	5.18		991,615	13,578	5.53

Other earning assets	115,336	922	3.24		113,325	923	3.23		122,097	1,053	3.50

Total earning assets (8)	1,869,863	18,077	3.92		1,883,539	18,497	3.90		1,933,060	20,108	4.19

Cash and cash equivalents (1)	138,241	63			136,967	63			196,911	92
Other assets, less allowance for loan and lease losses	330,434				349,752				386,638

Total assets	$2,338,538				$2,370,258				$2,516,609

(1)	For this presentation, fees earned on overnight deposits placed with the Federal Reserve are included in the cash and cash equivalents line, consistent with the Corporation's Consolidated Balance Sheet presentation of these deposits. Net interest income and net interest yield are calculated excluding these fees.
(2)	Yields on available-for-sale debt securities are calculated based on fair value rather than the cost basis. The use of fair value does not have a material impact on net interest yield.
(3)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. Purchased credit-impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(4)	Includes non-U.S. residential mortgages of $92 million in the first quarter of 2011, and $96 million and $538 million in the fourth and first quarters of 2010.
(5)	Includes non-U.S. consumer loans of $8.2 billion in the first quarter of 2011, and $7.9 billion and $8.1 billion in the fourth and first quarters of 2010.
(6)	Includes consumer finance loans of $1.9 billion in the first quarter of 2011, and $2.0 billion and $2.2 billion in the fourth and first quarters of 2010; other non-U.S. consumer loans of $777 million in the first quarter of 2011, and $791 million and $664 million in the fourth and first quarters of 2010; and consumer overdrafts of $76 million in the first quarter of 2011, and $34 million and $132 million for the fourth and first quarters of 2010.
(7)	Includes U.S. commercial real estate loans of $45.7 billion in the first quarter of 2011, and $49.0 billion and $65.6 billion in the fourth and first quarters of 2010, and non-U.S. commercial real estate loans of $2.7 billion in the first quarter of 2011, and $2.6 billion and $3.0 billion in the fourth and first quarters of 2010.
(8)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $388 million in the first quarter of 2011, and $29 million and $272 million in the fourth and first quarters of 2010. Interest expense includes the impact of interest rate risk management contracts, which decreased interest expense on the underlying liabilities $621 million in the first quarter of 2011, and $672 million and $970 million in the fourth and first quarters of 2010.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis (continued)

(Dollars in millions)

	First Quarter 2011				Fourth Quarter 2010				First Quarter 2010
		Interest				Interest				Interest
	Average	Income/	Yield/		Average	Income/	Yield/		Average	Income/	Yield/
	Balance	Expense	Rate		Balance	Expense	Rate		Balance	Expense	Rate
Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$38,905	$32	0.34	%	$37,145	$35	0.36	%	$35,126	$43	0.50	%
NOW and money market deposit accounts	475,954	316	0.27		464,531	333	0.28		416,110	341	0.33
Consumer CDs and IRAs	118,306	300	1.03		124,855	338	1.07		166,189	567	1.38
Negotiable CDs, public funds and other time deposits	13,995	39	1.11		16,334	47	1.16		19,763	63	1.31

Total U.S. interest-bearing deposits	647,160	687	0.43		642,865	753	0.46		637,188	1,014	0.65

Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	21,534	38	0.72		16,827	38	0.91		18,424	32	0.71
Governments and official institutions	2,307	2	0.35		1,560	2	0.42		5,626	3	0.22
Time, savings and other	60,432	112	0.76		58,746	101	0.69		54,885	73	0.53

Total non-U.S. interest-bearing deposits	84,273	152	0.73		77,133	141	0.73		78,935	108	0.55

Total interest-bearing deposits	731,433	839	0.46		719,998	894	0.49		716,123	1,122	0.64

Federal funds purchased, securities loaned or sold under agreements to repurchase and other short-term borrowings	371,573	1,184	1.29		369,738	1,142	1.23		508,332	818	0.65
Trading account liabilities	83,914	627	3.03		81,313	561	2.74		90,134	660	2.97
Long-term debt	440,511	3,093	2.84		465,875	3,254	2.78		513,634	3,530	2.77

Total interest-bearing liabilities (8)	1,627,431	5,743	1.43		1,636,924	5,851	1.42		1,828,223	6,130	1.35

Noninterest-bearing sources:
Noninterest-bearing deposits	291,707				287,740				264,892
Other liabilities	188,631				210,069				193,584
Shareholders’ equity	230,769				235,525				229,910

Total liabilities and shareholders’ equity	$2,338,538				$2,370,258				$2,516,609

Net interest spread			2.49	%			2.48	%			2.84	%
Impact of noninterest-bearing sources			0.17				0.18				0.08

Net interest income/yield on earning assets (1)		$12,334	2.66	%		$12,646	2.66	%		$13,978	2.92	%

For footnotes see page 9.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	First Quarter 2011				Fourth Quarter 2010				First Quarter 2010
	Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$31,294	$88	1.14	%	$28,141	$75	1.07	%	$27,600	$61	0.89	%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	227,379	462	0.82		243,589	420	0.68		266,070	368	0.56
Trading account assets (2)	221,041	1,739	3.19		216,003	1,776	3.27		214,542	1,833	3.45
Debt securities (2)	335,847	3,279	3.96		341,867	3,085	3.58		311,136	3,454	4.45
Loans and leases:
Residential mortgage	262,049	2,881	4.40		254,051	2,857	4.50		243,833	3,100	5.09
Home equity	136,089	1,335	3.96		139,772	1,410	4.01		152,536	1,586	4.20
Discontinued real estate	12,899	110	3.42		13,297	118	3.57		14,433	153	4.24
U.S. credit card	109,941	2,837	10.47		112,673	3,040	10.70		125,353	3,370	10.90
Non-U.S. credit card	27,633	779	11.43		27,457	815	11.77		29,872	906	12.30
Direct/Indirect consumer	90,097	993	4.47		91,549	1,088	4.72		100,920	1,302	5.23
Other consumer	2,753	45	6.58		2,796	45	6.32		3,002	48	6.35

Total consumer	641,461	8,980	5.65		641,595	9,373	5.81		669,949	10,465	6.30

U.S. commercial (2)	191,353	1,937	4.11		193,608	1,902	3.90		202,662	2,003	4.01
Commercial real estate	48,359	437	3.66		51,617	432	3.32		68,526	575	3.40
Commercial lease financing	21,634	322	5.95		21,363	250	4.69		21,675	304	5.60
Non-U.S. commercial (2)	36,159	299	3.35		32,431	290	3.54		28,803	264	3.72

Total commercial	297,505	2,995	4.08		299,019	2,874	3.82		321,666	3,146	3.96

Total loans and leases	938,966	11,975	5.17		940,614	12,247	5.18		991,615	13,611	5.54

Other earning assets	115,336	922	3.24		113,325	923	3.23		122,097	1,053	3.50

Total earning assets - excluding hedge impact	1,869,863	18,465	4.00		1,883,539	18,526	3.90		1,933,060	20,380	4.27

Net hedge expense on assets		(388)				(29)				(272)

Total earning assets - including hedge impact	1,869,863	18,077	3.92		1,883,539	18,497	3.90		1,933,060	20,108	4.19

Cash and cash equivalents	138,241	63			136,967	63			196,911	92
Other assets, less allowance for loan and lease losses	330,434				349,752				386,638

Total assets	$2,338,538				$2,370,258				$2,516,609

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	First Quarter 2011	Fourth Quarter 2010	First Quarter 2010
Federal funds sold and securities borrowed or purchased under agreements to resell	$55	$66	$80
Trading account assets	(70)	(66)	(38)
Debt securities	(362)	(20)	(281)
U.S. commercial	(11)	(8)	(33)
Non-U.S. commercial	—	(1)	—

Net hedge expense on assets	$(388)	$(29)	$(272)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1) (continued)

(Dollars in millions)

	First Quarter 2011				Fourth Quarter 2010				First Quarter 2010
	Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate		Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$38,905	$32	0.34	%	$37,145	$35	0.36	%	$35,126	$43	0.50	%
NOW and money market deposit accounts (2)	475,954	317	0.27		464,531	333	0.28		416,110	341	0.33
Consumer CDs and IRAs (2)	118,306	253	0.87		124,855	290	0.92		166,189	523	1.28
Negotiable CDs, public funds and other time deposits (2)	13,995	35	1.01		16,334	44	1.08		19,763	60	1.23

Total U.S. interest-bearing deposits	647,160	637	0.40		642,865	702	0.43		637,188	967	0.62

Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries (2)	21,534	20	0.38		16,827	19	0.47		18,424	15	0.33
Governments and official institutions	2,307	2	0.35		1,560	2	0.42		5,626	3	0.22
Time, savings and other	60,432	112	0.76		58,746	101	0.69		54,885	73	0.53

Total non-U.S. interest-bearing deposits	84,273	134	0.64		77,133	122	0.63		78,935	91	0.47

Total interest-bearing deposits	731,433	771	0.43		719,998	824	0.45		716,123	1,058	0.60

Federal funds purchased, securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	371,573	739	0.81		369,738	740	0.79		508,332	716	0.57
Trading account liabilities	83,914	627	3.03		81,313	561	2.74		90,134	660	2.97
Long-term debt (2)	440,511	4,227	3.89		465,875	4,398	3.76		513,634	4,666	3.66

Total interest-bearing liabilities - excluding hedge impact	1,627,431	6,364	1.59		1,636,924	6,523	1.59		1,828,223	7,100	1.57

Net hedge income on liabilities		(621)				(672)				(970)

Total interest-bearing liabilities - including hedge impact	1,627,431	5,743	1.43		1,636,924	5,851	1.42		1,828,223	6,130	1.35

Noninterest-bearing sources:
Noninterest-bearing deposits	291,707				287,740				264,892
Other liabilities	188,631				210,069				193,584
Shareholders’ equity	230,769				235,525				229,910

Total liabilities and shareholders’ equity	$2,338,538				$2,370,258				$2,516,609

Net interest spread			2.41	%			2.31	%			2.70	%
Impact of noninterest-bearing sources			0.21				0.22				0.09

Net interest income/yield on earning assets - excluding hedge impact		12,101	2.62	%		12,003	2.53	%		13,280	2.79	%

Net impact of hedge income		233	0.04			643	0.13			698	0.13

Net interest income/yield on earning assets		$12,334	2.66	%		$12,646	2.66	%		$13,978	2.92	%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	First Quarter 2011	Fourth Quarter 2010	First Quarter 2010
NOW and money market deposit accounts	$(1)	$—	$—
Consumer CDs and IRAs	47	48	44
Negotiable CDs, public funds and other time deposits	4	3	3
Banks located in non-U.S. countries	18	19	17
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	445	402	102
Long-term debt	(1,134)	(1,144)	(1,136)

Net hedge income on liabilities	$(621)	$(672)	$(970)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Debt Securities and Available-for-Sale Marketable Equity Securities

(Dollars in millions)

	March 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$49,361	$625	$(887)	$49,099
Mortgage-backed securities:
Agency	192,301	2,605	(3,136)	191,770
Agency collateralized mortgage obligations	34,819	237	(29)	35,027
Non-agency residential	20,625	536	(507)	20,654
Non-agency commercial	6,116	684	(1)	6,799
Non-U.S. securities	4,250	63	(11)	4,302
Corporate bonds	4,340	134	(5)	4,469
Other taxable securities (1)	12,883	75	(90)	12,868

Total taxable securities	$324,695	$4,959	$(4,666)	$324,988
Tax-exempt securities	5,546	31	(220)	5,357

Total available-for-sale debt securities	$330,241	$4,990	$(4,886)	$330,345

Held-to-maturity debt securities	431	—	—	431

Total debt securities	$330,672	$4,990	$(4,886)	$330,776

Available-for-sale marketable equity securities (2)	$8,535	$11,925	$(15)	$20,445

	December 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S. Treasury and agency securities	$49,413	$604	$(912)	$49,105
Mortgage-backed securities:
Agency	190,409	3,048	(2,240)	191,217
Agency collateralized mortgage obligations	36,639	401	(23)	37,017
Non-agency residential	23,458	588	(929)	23,117
Non-agency commercial	6,167	686	(1)	6,852
Non-U.S. securities	4,054	92	(7)	4,139
Corporate bonds	5,157	144	(10)	5,291
Other taxable securities (1)	15,514	39	(161)	15,392

Total taxable securities	$330,811	$5,602	$(4,283)	$332,130
Tax-exempt securities	5,687	32	(222)	5,497

Total available-for-sale debt securities	$336,498	$5,634	$(4,505)	$337,627

Held-to-maturity debt securities	427	—	—	427

Total debt securities	$336,925	$5,634	$(4,505)	$338,054

Available-for-sale marketable equity securities (2)	$8,650	$10,628	$(13)	$19,265

(1)	Substantially all asset-backed securities.
(2)	Classified in other assets on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment

(Dollars in millions)

	First Quarter 2011
	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$12,397	$2,205	$3,743	$904	$1,846	$2,038	$1,569	$92
Noninterest income	14,698	984	1,828	1,278	802	5,849	2,921	1,036

Total revenue, net of interest expense	27,095	3,189	5,571	2,182	2,648	7,887	4,490	1,128

Provision for credit losses	3,814	33	964	1,098	76	(202)	46	1,799
Noninterest expense	20,283	2,592	1,887	4,884	1,106	4,726	3,600	1,488

Income (loss) before income taxes	2,998	564	2,720	(3,800)	1,466	3,363	844	(2,159)
Income tax expense (benefit) (1)	949	209	1,008	(1,408)	543	1,231	313	(947)

Net income (loss)	$2,049	$355	$1,712	$(2,392)	$923	$2,132	$531	$(1,212)

Average
Total loans and leases	$938,966	n/m	$162,885	$120,560	$191,977	$103,704	$100,851	$258,350
Total assets (2)	2,338,538	$443,461	165,170	210,302	312,557	708,231	291,907	206,910
Total deposits	1,023,140	418,298	n/m	n/m	160,217	112,028	258,518	48,608

Period end
Total loans and leases	$932,425	n/m	$158,900	$118,750	$190,293	$105,651	$101,286	$256,930
Total assets (2)	2,274,532	$456,248	163,435	205,504	309,917	698,399	280,524	160,505
Total deposits	1,020,175	431,022	n/m	n/m	161,584	115,212	256,526	34,817

	Fourth Quarter 2010
	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$12,709	$2,006	$4,203	$1,131	$1,861	$2,007	$1,425	$76
Noninterest income (loss)	9,959	997	2,043	(647)	749	3,481	2,734	602

Total revenue, net of interest expense	22,668	3,003	6,246	484	2,610	5,488	4,159	678

Provision for credit losses	5,129	41	2,141	1,198	(132)	(112)	155	1,838
Noninterest expense	20,864	3,253	1,741	6,046	1,058	4,394	3,494	878

Income (loss) before income taxes	(3,325)	(291)	2,364	(6,760)	1,684	1,206	510	(2,038)
Income tax expense (benefit) (1)	(2,081)	(101)	876	(1,784)	634	505	195	(2,406)

Net income (loss)	$(1,244)	$(190)	$1,488	$(4,976)	$1,050	$701	$315	$368

Average
Total loans and leases	$940,614	n/m	$167,156	$124,934	$194,819	$100,606	$100,306	$252,180
Total assets (2)	2,370,258	$438,346	167,722	219,106	314,766	738,036	284,881	207,401
Total deposits	1,007,738	413,150	n/m	n/m	156,671	114,942	246,281	44,841

Period end
Total loans and leases	$940,440	n/m	$167,367	$122,934	$193,568	$99,964	$100,724	$255,213
Total assets (2)	2,264,909	$440,954	169,745	213,363	312,787	651,638	289,954	186,468
Total deposits	1,010,430	415,189	n/m	n/m	161,278	110,971	257,983	38,748

	First Quarter 2010
	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Net interest income (1)	$14,070	$2,175	$4,818	$1,213	$2,189	$2,170	$1,464	$41
Noninterest income	18,220	1,543	1,985	2,410	899	7,523	2,574	1,286

Total revenue, net of interest expense	32,290	3,718	6,803	3,623	3,088	9,693	4,038	1,327

Provision for credit losses	9,805	38	3,535	3,600	936	236	242	1,218
Noninterest expense	17,775	2,562	1,732	3,328	1,030	4,292	3,103	1,728

Income (loss) before income taxes	4,710	1,118	1,536	(3,305)	1,122	5,165	693	(1,619)
Income tax expense (benefit) (1)	1,528	417	573	(1,233)	419	1,927	259	(834)

Net income (loss)	$3,182	$701	$963	$(2,072)	$703	$3,238	$434	$(785)

Average
Total loans and leases	$991,615	n/m	$189,307	$133,744	$213,838	$99,034	$98,841	$256,156
Total assets (2)	2,516,609	$441,854	195,809	234,010	298,007	776,584	249,799	320,546
Total deposits	981,015	416,842	n/m	n/m	143,635	103,634	221,613	70,858

Period end
Total loans and leases	$976,042	n/m	$181,763	$132,427	$211,250	$95,580	$98,343	$255,869
Total assets (2)	2,344,634	$445,237	190,949	224,469	304,058	685,445	257,299	237,177
Total deposits	976,102	420,251	n/m	n/m	145,669	104,700	227,148	56,855

(1)	Fully taxable-equivalent basis
(2)	Total assets include asset allocations to match liabilities (i.e., deposits).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Deposits Segment Results

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net interest income (1)	$2,205		$2,006		$1,953		$2,144		$2,175
Noninterest income:
Service charges	923		946		1,138		1,494		1,479
All other income	61		51		55		57		64

Total noninterest income	984		997		1,193		1,551		1,543

Total revenue, net of interest expense	3,189		3,003		3,146		3,695		3,718

Provision for credit losses	33		41		62		60		38
Noninterest expense	2,592		3,253		2,756		2,567		2,562

Income (loss) before income taxes	564		(291)		328		1,068		1,118
Income tax expense (benefit) (1)	209		(101)		119		390		417

Net income (loss)	$355		$(190)		$209		$678		$701

Net interest yield (1)	2.14	%	1.93	%	1.89	%	2.06	%	2.12	%
Return on average equity	6.09		n/m		3.40		11.22		11.78
Return on average economic capital (2)	25.43		n/m		13.09		43.74		46.33
Efficiency ratio (1)	81.28		108.33		87.61		69.45		68.92

Balance sheet

Average
Total earning assets (3)	$417,218		$411,765		$410,330		$417,132		$415,228
Total assets (3)	443,461		438,346		436,479		443,520		441,854
Total deposits	418,298		413,150		411,117		418,480		416,842
Allocated equity	23,641		24,128		24,402		24,226		24,132
Economic capital (4)	5,683		6,161		6,424		6,239		6,164

Period end
Total earning assets (3)	$429,956		$414,215		$408,734		$413,648		$418,873
Total assets (3)	456,248		440,954		434,854		439,770		445,237
Total deposits	431,022		415,189		409,365		414,470		420,251

(1)	Fully taxable-equivalent basis
(2)	Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital.
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Deposits Key Indicators

(Dollars in millions, except as noted)

	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter
	2011		2010		2010		2010		2010
Average deposit balances
Checking	$160,452		$154,333		$150,117		$152,130		$146,610
Savings	36,701		35,120		35,135		35,467		33,345
MMS	125,941		124,446		122,996		122,123		116,826
CDs and IRAs	91,954		95,860		99,702		105,592		116,907
Non-U.S. and other	3,250		3,391		3,167		3,168		3,154

Total average deposit balances	$418,298		$413,150		$411,117		$418,480		$416,842

Deposit spreads (excludes noninterest costs)
Checking	3.50	%	3.60	%	3.76	%	3.81	%	3.82	%
Savings	3.42		3.51		3.63		3.70		3.73
MMS	1.55		1.55		1.53		0.84		0.77
CDs and IRAs	0.35		0.32		0.28		0.22		0.12
Non-U.S. and other	3.97		4.10		4.24		4.34		4.40
Total deposit spreads	2.20		2.20		2.23		2.02		1.91

Client brokerage assets (1)	$66,703		$63,597		$59,984		$51,102		$55,856

Online banking (end of period)
Active accounts (units in thousands)	30,065		29,345		29,313		29,195		29,850
Active billpay accounts (units in thousands)	15,345		14,986		14,941		14,902		15,078

Bank of America maintains a strong active online banking customer base with 30.1 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

15.3 million active bill pay users paid $78.9 billion worth of bills this quarter.

(1)	During the first quarter of 2011, the Merrill Edge business was moved from GWIM along with historical results.

Certain	prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Global Card Services Segment Results

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Net interest income (1)	$3,743	$4,203	$4,361	$4,439	$4,818
Noninterest income:
Card income	1,728	2,000	1,877	1,900	1,881
All other income (loss)	100	43	(527)	522	104

Total noninterest income	1,828	2,043	1,350	2,422	1,985

Total revenue, net of interest expense	5,571	6,246	5,711	6,861	6,803

Provision for credit losses	964	2,141	3,177	3,795	3,535
Goodwill impairment	—	—	10,400	—	—
All other noninterest expense	1,887	1,741	1,706	1,776	1,732

Income (loss) before income taxes	2,720	2,364	(9,572)	1,290	1,536
Income tax expense (1)	1,008	876	303	470	573

Net income (loss)	$1,712	$1,488	$(9,875)	$820	$963

Net interest yield (1)	9.28%	9.94%	10.09%	10.01%	10.32%
Return on average equity	26.63	21.46	n/m	8.12	9.05
Return on average economic capital (2)	51.95	40.37	13.94	19.44	20.08
Efficiency ratio (1)	33.89	27.89	n/m	25.88	25.47
Efficiency ratio, excluding goodwill impairment charge (1)	33.89	27.89	29.85	25.88	25.47

Balance sheet

Average
Total loans and leases	$162,885	$167,156	$171,191	$177,571	$189,307
Total earning assets	163,577	167,716	171,456	177,868	189,353
Total assets	165,170	167,722	177,602	186,153	195,809
Allocated equity	26,073	27,499	35,270	40,517	43,170
Economic capital (3)	13,407	14,798	15,529	17,349	19,901

Period end
Total loans and leases	$158,900	$167,367	$168,845	$173,021	$181,763
Total earning assets	159,971	168,224	169,615	173,497	182,267
Total assets	163,435	169,745	169,786	183,298	190,949

(1)	Fully taxable-equivalent basis
(2)	Return on average economic capital is calculated as net income, excluding goodwill impairment charge, cost of funds and earnings credit on intangibles, divided by average economic capital.
(3)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Global Card Services Key Indicators

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Credit Card Data (1)

Loans
Average credit card outstandings	$137,574		$140,130		$142,298		$146,444		$155,225
Ending credit card outstandings	134,342		141,250		140,871		143,130		149,555

Credit Quality
Net charge-offs	$2,676		$2,911		$3,270		$4,459		$4,594
	7.89	%	8.24	%	9.12	%	12.21	%	12.00	%
30+ delinquency	$6,478		$7,268		$7,643		$8,256		$10,172
	4.82	%	5.15	%	5.43	%	5.77	%	6.80	%
90+ delinquency	$3,570		$3,919		$4,007		$4,542		$5,589
	2.65	%	2.77	%	2.84	%	3.17	%	3.74	%

Other Global Card Services Key Indicators

Credit card data
Gross interest yield	10.67	%	10.92	%	11.13	%	10.89	%	11.18	%
Risk adjusted margin	4.97		5.40		3.28		1.33		1.83
New account growth (in thousands)	918		790		710		664		739
Purchase volumes	$50,496		$56,458		$54,257		$53,924		$48,677

Debit Card Data
Debit purchase volumes	$59,996		$60,866		$58,011		$59,136		$56,067

(1)	Credit Card includes U.S., Europe and Canada consumer credit card and does not include business card, debit card and unsecured consumer lending.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Consumer Real Estate Services Segment Results

(Dollars in millions; except as noted)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net interest income (1)	$904		$1,131		$1,346		$1,000		$1,213
Noninterest income:
Mortgage banking income (loss)	694		(1,338)		1,756		1,020		1,641
Insurance income	499		532		574		561		590
All other income	85		159		68		215		179

Total noninterest income (loss)	1,278		(647)		2,398		1,796		2,410

Total revenue, net of interest expense	2,182		484		3,744		2,796		3,623

Provision for credit losses	1,098		1,198		1,302		2,390		3,600
Goodwill impairment	—		2,000		—		—		—
All other noninterest expense	4,884		4,046		2,971		2,819		3,328

Loss before income taxes	(3,800)		(6,760)		(529)		(2,413)		(3,305)
Income tax benefit (1)	(1,408)		(1,784)		(190)		(878)		(1,233)

Net loss	$(2,392)		$(4,976)		$(339)		$(1,535)		$(2,072)

Net interest yield (1)	2.11	%	2.48	%	2.87	%	2.13	%	2.58	%
Efficiency ratio (1)	n/m		n/m		79.38		100.84		91.84

Balance sheet

Average
Total loans and leases	$120,560		$124,934		$127,713		$130,663		$133,744
Total earning assets	173,315		180,960		186,021		188,145		190,804
Total assets	210,302		219,106		223,042		229,070		234,010
Allocated equity	18,846		24,451		26,627		26,346		27,280
Economic capital (2)	16,095		19,643		21,818		21,535		22,466

Period end
Total loans and leases	$118,750		$122,934		$127,700		$129,798		$132,427
Total earning assets	167,280		173,032		178,969		188,090		183,897
Total assets	205,504		213,363		215,505		225,398		224,469

Period end (in billions)
Mortgage servicing portfolio (3)	$2,028.0		$2,056.8		$2,079.5		$2,127.6		$2,143.7

(1)	Fully taxable-equivalent basis
(2)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).
(3)	Servicing of residential mortgage loans, home equity lines of credit, home equity loans and discontinued real estate mortgage loans.
n/m	= not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Consumer Real Estate Services Results (1)

(Dollars in millions)

	Three Months Ended March 31, 2011
	Total Consumer Real Estate Services	Home Loans & Insurance	Legacy Asset Servicing	Other
Net interest income (2)	$904	$571	$342	$(9)
Noninterest income:
Mortgage banking income (loss)	694	711	(19)	2
Insurance income	499	499	—	—
All other income	85	79	6	—

Total noninterest income (loss)	1,278	1,289	(13)	2

Total revenue, net of interest expense	2,182	1,860	329	(7)

Provision for credit losses	1,098	—	1,098	—
Noninterest expense	4,884	1,654	3,230	—

Income (loss) before income taxes	(3,800)	206	(3,999)	(7)
Income tax expense (benefit) (2)	(1,408)	76	(1,482)	(2)

Net income (loss)	$(2,392)	$130	$(2,517)	$(5)

Balance sheet

Average
Total loans and leases	$120,560	$56,282	$64,278	$—
Total earning assets	173,315	80,582	66,625	26,108
Total assets	210,302	88,679	78,293	43,330
Allocated equity	18,846	n/a	n/a	n/a
Economic capital (3)	16,095	n/a	n/a	n/a

Period end
Total loans and leases	$118,750	$55,694	$63,056	$—
Total earning assets	167,280	75,038	65,251	26,991
Total assets	205,504	82,301	76,600	46,603

(1)	Consumer Real Estate Services includes Home Loans & Insurance and Legacy Asset Servicing with results related to mortgage servicing rights included in Other.
(2)	Fully taxable-equivalent basis
(3)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).
n/m	= not meaningful
n/a	= not applicable

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Consumer Real Estate Services Key Indicators

(Dollars in millions, except as noted)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Mortgage servicing rights at fair value rollforward:
Balance, beginning of period	$14,900		$12,251		$14,745		$18,842		$19,465
Net additions	841		757		745		882		1,131
Impact of customer payments	(706)		(799)		(923)		(981)		(1,056)
Other changes in mortgage servicing rights fair value (1)	247		2,691		(2,316)		(3,998)		(698)

Balance, end of period	$15,282		$14,900		$12,251		$14,745		$18,842

Capitalized mortgage servicing rights
(% of loans serviced for investors)	95	bps	92	bps	73	bps	86	bps	110	bps
Mortgage loans serviced for investors (in billions)	$1,610		$1,628		$1,669		$1,706		$1,717

Loan production:
Consumer Real Estate Services
First mortgage	$52,519		$81,255		$69,875		$69,141		$66,965
Home equity	1,575		2,024		2,000		1,831		1,771
Total Corporation (2)
First mortgage	56,734		84,673		71,925		71,938		69,502
Home equity	1,728		2,137		2,136		2,137		2,027

Mortgage banking income (loss)
Production income (loss):
Core production revenue	$668		$1,538		$1,849		$1,428		$1,283
Representations and warranties provision	(1,013)		(4,140)		(872)		(1,248)		(526)

Total production income (loss)	(345)		(2,602)		977		180		757

Servicing income:
Servicing fees	1,606		1,634		1,623		1,649		1,569
Impact of customer payments (3)	(706)		(799)		(924)		(981)		(1,056)
Fair value changes of mortgage servicing rights, net of economic hedge results (4)	2		257		(90)		12		197
Other servicing-related revenue	137		172		170		160		174

Total net servicing income	1,039		1,264		779		840		884

Total Consumer Real Estate Services mortgage banking income (loss)	694		(1,338)		1,756		1,020		1,641
Other business segments' mortgage banking loss (5)	(64)		(81)		(1)		(122)		(141)

Total consolidated mortgage banking income (loss)	$630		$(1,419)		$1,755		$898		$1,500

(1)	These amounts reflect the change in discount rates and prepayment speed assumptions, mostly due to changes in interest rates, as well as the effect of changes in other assumptions.
(2)	In addition to loan production in Consumer Real Estate Services, the remaining first mortgage and home equity loan production is primarily in GWIM.
(3)	Represents the change in the market value of the mortgage servicing rights asset due to the impact of customer payments received during the year.
(4)	Includes sale of mortgage servicing rights.
(5)	Includes the effect of transfers of mortgage loans from Consumer Real Estate Services to the asset and liability management portfolio included in All Other.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Global Commercial Banking Segment Results

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net interest income (1)	$1,846		$1,861		$1,849		$2,093		$2,189
Noninterest income:
Service charges	606		563		589		589		599
All other income	196		186		191		198		300

Total noninterest income	802		749		780		787		899

Total revenue, net of interest expense	2,648		2,610		2,629		2,880		3,088

Provision for credit losses	76		(132)		556		623		936
Noninterest expense	1,106		1,058		1,059		974		1,030

Income before income taxes	1,466		1,684		1,014		1,283		1,122
Income tax expense (1)	543		634		371		470		419

Net income	$923		$1,050		$643		$813		$703

Net interest yield (1)	2.73	%	2.66	%	2.60	%	3.13	%	3.39	%
Return on average equity	9.02		9.69		5.94		7.44		6.40
Return on average economic capital (2)	17.97		18.71		11.50		14.11		11.94
Efficiency ratio (1)	41.74		40.58		40.30		33.80		33.35

Balance sheet

Average
Total loans and leases	$191,977		$194,819		$198,835		$206,107		$213,838
Total earning assets (3)	274,648		277,385		281,732		268,533		261,640
Total assets (3)	312,557		314,766		318,382		305,776		298,007
Total deposits	160,217		156,671		148,605		145,499		143,635
Allocated equity	41,493		42,978		42,912		43,858		44,566
Economic capital (4)	20,793		22,274		22,205		23,147		23,950

Period end
Total loans and leases	$190,293		$193,568		$195,853		$203,169		$211,250
Total earning assets (3)	272,410		274,622		267,817		269,492		268,141
Total assets (3)	309,917		312,787		304,521		306,222		304,058
Total deposits	161,584		161,278		150,994		147,414		145,669

(1)	Fully taxable-equivalent basis
(2)	Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital.
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Global Commercial Banking Key Indicators

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010

Revenue, net of interest expense by service segment
Business lending	$1,484		$1,505		$1,556		$1,656		$1,879
Treasury services	1,164		1,105		1,073		1,224		1,209

Total revenue, net of interest expense (1)	$2,648		$2,610		$2,629		$2,880		$3,088

Average loans and leases by product
U.S. commercial	$104,703		$102,914		$101,447		$104,262		$108,081
Commercial real estate	42,796		45,854		49,747		53,721		57,918
Direct/Indirect consumer	41,976		43,711		45,400		45,776		45,400
Other	2,502		2,340		2,241		2,348		2,439

Total average loans and leases	$191,977		$194,819		$198,835		$206,107		$213,838

Loan spread	2.39	%	2.27	%	2.29	%	2.32	%	2.30%

Credit quality
Reservable utilized criticized exposure (2)	$30,643		$32,816		$36,332		$37,613		$39,586
	15.83	%	16.74	%	18.45	%	18.50	%	18.53%
Nonperforming loans, leases and foreclosed properties (3)	$8,321		$8,681		$9,414		$10,027		$10,814
	4.36	%	4.47	%	4.79	%	4.92	%	5.10%

Average deposit balances
Interest-bearing	$54,678		$55,354		$53,565		$54,195		$54,189
Noninterest-bearing	105,539		101,317		95,040		91,304		89,446

Total	$160,217		$156,671		$148,605		$145,499		$143,635

(1)	Fully taxable-equivalent basis
(2)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers acceptances.
(3)	Nonperforming loans, leases and foreclosed properties are presented on an end-of-period basis. The nonperforming ratio is calculated as nonperforming loans, leases and foreclosed properties divided by loans, leases and foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Global Banking & Markets Segment Results

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Net interest income (1)	$2,038	$2,007	$1,901	$2,002	$2,170
Noninterest income:
Service charges	475	501	459	468	463
Investment and brokerage services	677	563	581	676	623
Investment banking income	1,511	1,583	1,306	1,301	1,216
Trading account profits	2,620	962	2,453	1,202	5,072
All other income (loss)	566	(128)	407	255	149

Total noninterest income	5,849	3,481	5,206	3,902	7,523

Total revenue, net of interest expense	7,887	5,488	7,107	5,904	9,693

Provision for credit losses	(202)	(112)	(157)	(133)	236
Noninterest expense	4,726	4,394	4,393	4,733	4,292

Income before income taxes	3,363	1,206	2,871	1,304	5,165
Income tax expense (1)	1,231	505	1,433	405	1,927

Net income	$2,132	$701	$1,438	$899	$3,238

Return on average equity	20.57%	5.85%	11.24%	7.04%	24.72%
Return on average economic capital (2)	28.00	7.80	14.41	9.08	31.14
Efficiency ratio (1)	59.92	80.06	61.82	80.16	44.28

Balance sheet

Average
Total trading-related assets (3)	$455,932	$478,554	$497,896	$512,529	$508,914
Total loans and leases	103,704	100,606	98,874	95,839	99,034
Total market-based earning assets	467,042	475,021	494,772	521,010	527,316
Total earning assets (4)	573,505	584,632	590,503	613,044	625,339
Total assets (4)	708,231	738,036	743,041	769,285	776,584
Total deposits	112,028	114,942	106,472	112,565	103,634
Allocated equity	42,029	47,511	50,756	51,245	53,131
Economic capital (5)	31,197	36,810	40,237	40,705	42,470

Period end
Total trading-related assets (3)	$455,889	$413,567	$508,577	$471,117	$440,479
Total loans and leases	105,651	99,964	99,525	95,756	95,580
Total market-based earning assets	465,609	416,174	500,664	463,069	440,304
Total earning assets (4)	563,921	510,358	599,139	552,556	535,770
Total assets (4)	698,399	651,638	746,777	705,911	685,445
Total deposits	115,212	110,971	109,601	105,678	104,700

Trading-related assets (average)
Trading account securities	$206,177	$201,006	$201,494	$204,139	$203,996
Reverse repurchases	149,667	160,266	174,297	184,146	189,118
Securities borrowed	44,799	50,491	54,730	57,276	54,783
Derivative assets	55,289	66,791	67,375	66,968	61,017

Total trading-related assets (3)	$455,932	$478,554	$497,896	$512,529	$508,914

(1)	Fully taxable-equivalent basis
(2)	Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital.
(3)	Includes assets which are not considered earning assets (i.e. derivative assets).
(4)	Total earning assets and total assets include asset allocations to match liabilities (i.e. deposits).
(5)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Global Banking & Markets Key Indicators

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Sales and trading revenue
Fixed income, currency and commodities	$3,646		$1,757		$3,477		$2,230		$5,487
Equity income	1,249		781		967		882		1,514

Total sales and trading revenue	$4,895		$2,538		$4,444		$3,112		$7,001

Investment banking income
Advisory (1)	$319		$336		$273		$242		$167
Debt issuance	799		808		743		773		735
Equity issuance	393		439		290		286		314

Total investment banking income	$1,511		$1,583		$1,306		$1,301		$1,216

Corporate Banking
Business lending	$841		$750		$778		$872		$874
Treasury services	640		617		579		619		602

Total revenue, net of interest expense	$1,481		$1,367		$1,357		$1,491		$1,476

Global Corporate & Investment Banking Key Indicators

Average deposit balances
Interest-bearing	$53,145		$59,068		$55,833		$55,109		$50,607
Noninterest-bearing	52,214		48,454		43,981		49,009		44,426

Total average deposits	$105,359		$107,522		$99,814		$104,118		$95,033

Loan spread	2.29	%	1.62	%	1.77	%	1.94	%	1.94%

Provision for credit losses	$(164)		$(110)		$(102)		$(191)		$201

Credit quality (2, 3)
Reservable utilized criticized exposure	$5,298		$5,924		$7,131		$7,290		$9,664
	4.87	%	5.67	%	6.95	%	7.29	%	9.69%
Nonperforming loans, leases and foreclosed properties	$314		$645		$993		$905		$922
	0.35	%	0.76	%	1.19	%	1.13	%	1.16%
Average loans and leases by product
U.S. commercial	$33,704		$33,522		$32,681		$33,593		$36,178
Commercial real estate	82		24		26		31		36
Commercial lease financing	23,478		23,271		23,356		23,250		23,696
Non-U.S. commercial	30,220		26,550		24,650		22,710		21,905
Other	46		42		43		43		44

Total average loans and leases	$87,530		$83,409		$80,756		$79,627		$81,859

(1)	Advisory includes fees on debt and equity advisory and mergers and acquisitions.
(2)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(3)	Nonperforming loans, leases and foreclosed properties are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Super Senior Collateralized Debt Obligation Exposure

(Dollars in millions)

	March 31, 2011
	Subprime (1)	Retained Positions	Total Subprime	Non- Subprime (2)	Total
Unhedged	$404	$101	$505	$483	$988
Hedged (3)	679	—	679	229	908

Total	$1,083	$101	$1,184	$712	$1,896

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Includes highly-rated collateralized loan obligations and commercial mortgage-backed securities super senior exposure.
(3)	Hedged amounts are presented at carrying value before consideration of the insurance.

Credit Default Swaps with Monoline Financial Guarantors

(Dollars in millions)

	March 31, 2011
	Super Senior CDOs		Other Guaranteed Positions		Total
Notional	$3,225		$35,273		$38,498
Mark-to-market or guarantor receivable	2,693		5,623		8,316
Credit valuation adjustment	(2,444)		(2,838)		(5,282)

Total	$249		$2,785		$3,034

Credit valuation adjustment %	91	%	50	%	64%

Losses during the three months ended March 31, 2011	$(276)		$(131)		$(407)

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Investment Banking Product Rankings

	Three Months Ended March 31, 2011
	Global			U.S.
	Product Ranking	Market Share		Product Ranking	Market Share
High-yield corporate debt	3	10.3	%	2	11.7	%
Leveraged loans	1	15.1		1	18.1
Mortgage-backed securities	3	9.4		2	11.3
Asset-backed securities	2	11.5		2	18.9
Convertible debt	8	4.0		5	6.4
Common stock underwriting	2	7.9		4	9.8
Investment grade corporate debt	2	6.9		2	12.8
Syndicated loans	2	9.4		2	17.9
Net investment banking revenue	2	7.9		2	12.3
Announced mergers and acquisitions	7	14.3		8	18.0
Equity capital markets	2	7.4		5	9.4
Debt capital markets	5	5.3		4	9.4

Source: Dealogic data as of April 4, 2011. Figures above include self-led transactions.

•	Rankings based on deal volumes except for investment banking revenue rankings which reflect fees.
•	Debt capital markets excludes loans.
•	Mergers and acquisitions fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.
•	Mergers and acquisitions volume rankings are for announced transactions and give full credit to all advisors advising either the target or acquiror.

Highlights

Global top 3 rankings in:

High-yield corporate debt	Common stock underwriting
Leveraged loans	Investment grade corporate debt
Mortgage-backed securities	Syndicated loans
Asset-backed securities	Equity capital markets

U.S. top 3 rankings in:

High-yield corporate debt	Asset-backed securities
Leveraged loans	Investment grade corporate debt
Mortgage-backed securities	Syndicated loans

Excluding self-mandated deals:

Global: #1 - Leveraged loans, investment grade corporate debt

Global: #2 - Mortgage-backed securities, asset-backed securities, common stock underwriting, syndicated loans, equity capital markets

Global: #3 - High-yield corporate debt

US: #1 - Leveraged loans, investment grade corporate debt

US: #2 - High-yield corporate debt, mortgage-backed securities, asset-backed securities, syndicated loans

US: #3 - Debt capital markets

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Segment Results

(Dollars in millions, except as noted)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net interest income (1)	$1,569		$1,425		$1,344		$1,442		$1,464
Noninterest income:
Investment and brokerage services	2,377		2,265		2,089		2,194		2,106
All other income	544		469		463		552		468

Total noninterest income	2,921		2,734		2,552		2,746		2,574

Total revenue, net of interest expense	4,490		4,159		3,896		4,188		4,038

Provision for credit losses	46		155		128		121		242
Noninterest expense	3,600		3,494		3,373		3,277		3,103

Income before income taxes	844		510		395		790		693
Income tax expense (1)	313		195		145		466		259

Net income	$531		$315		$250		$324		$434

Net interest yield (1)	2.34	%	2.14	%	2.21	%	2.45	%	2.60	%
Return on average equity	12.01		6.84		5.50		7.15		9.87
Return on average economic capital (2)	30.34		17.73		14.81		18.81		26.35
Efficiency ratio (1)	80.18		84.03		86.57		78.24		76.86

Balance sheet
Average
Total loans and leases	$100,851		$100,306		$99,103		$98,811		$98,841
Total earning assets (3)	271,564		264,110		241,559		236,583		227,956
Total assets (3)	291,907		284,881		262,053		257,198		249,799
Total deposits	258,518		246,281		234,808		226,277		221,613
Allocated equity	17,938		18,227		18,039		18,179		17,825
Economic capital (4)	7,210		7,476		7,264		7,381		7,037

Period end
Total loans and leases	$101,286		$100,724		$99,511		$99,157		$98,343
Total earning assets (3)	259,805		268,963		242,203		229,890		235,519
Total assets (3)	280,524		289,954		263,322		251,022		257,299
Total deposits	256,526		257,983		240,381		226,572		227,148

(1)	Fully taxable-equivalent basis
(2)	Return on average economic capital is calculated as net income, excluding cost of funds and earnings credit on intangibles, divided by average economic capital.
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Economic capital represents allocated equity less goodwill and a percentage of intangible assets (excluding mortgage servicing rights).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management - Key Indicators and Metrics

(Dollars in millions, except as noted)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Revenues
Merrill Lynch Global Wealth Management	$3,540	$3,428	$3,178	$3,138	$2,988
U.S. Trust	696	709	691	681	641
Retirement Services	272	225	243	244	239
Other (1)	(18)	(203)	(216)	125	170

Total revenues	$4,490	$4,159	$3,896	$4,188	$4,038

Client Balances (2)
Client Balances by Business
Merrill Lynch Global Wealth Management	$1,554,300	$1,515,903	$1,466,354	$1,402,554	$1,453,722
U.S. Trust	345,086	340,334	334,142	327,335	351,525
Retirement Services	255,046	246,775	234,249	224,930	233,304
Other (1, 3)	71,759	78,275	86,199	92,227	199,738

Client Balances by Type
Assets under management (3)	$664,466	$630,498	$611,461	$591,872	$721,022
Client brokerage assets	1,087,097	1,077,049	1,055,384	1,010,751	1,062,292
Assets in custody	116,816	115,033	114,207	118,694	129,484
Client deposits	256,526	257,983	240,381	226,572	227,148
Loans and leases	101,286	100,724	99,511	99,157	98,343

Total client balances	$2,226,191	$2,181,287	$2,120,944	$2,047,046	$2,238,289

Assets Under Management Flows (3)
Liquidity assets under management (4)	$(6,659)	$(8,050)	$(6,599)	$(9,788)	$(17,278)
Long-term assets under management (5)	14,117	5,507	3,935	1,257	3,014

Total assets under management	$7,458	$(2,543)	$(2,664)	$(8,531)	$(14,264)

Associates (6)

Number of Financial Advisors	15,695	15,511	15,486	15,299	15,178

Total Wealth Advisors	17,201	17,025	16,983	16,781	16,682

Total Client Facing Professionals	20,273	20,069	20,014	19,745	19,573

Merrill Lynch Global Wealth Management Metrics

Financial Advisor Productivity (7) (in thousands)	$931	$913	$846	$843	$808

U.S. Trust Metrics

Client Facing Professionals	2,313	2,311	2,302	2,277	2,302

(1)	Other includes the results of BofA Global Capital Management (the former Columbia cash management business) and residual net interest income.
(2)	During the first quarter of 2011, the Merrill Edge business was moved to Deposits along with historical results.
(3)	Includes the Columbia Management long-term asset management business through the date of sale on May 1, 2010.
(4)	Assets under advisory and discretion of GWIM in which the investment strategy seeks a high level of income while maintaining liquidity and capital preservation. The duration of these strategies are less than one year.
(5)	Assets under advisory and discretion of GWIM in which the duration of the investment strategy is longer than one year.
(6)	Includes Merrill Edge ®
(7)	Financial Advisor Productivity is defined as annualized MLGWM total revenue divided by the total number of financial advisors (excluding Merrill Edge Financial Advisors).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

All Other Results (1)

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Net interest income (2)	$92	$76	$(37)	$77	$41
Noninterest income:
Equity investment income	1,409	1,500	267	2,253	512
Gains on sales of debt securities	468	858	794	14	648
All other income (loss)	(841)	(1,756)	(275)	782	126

Total noninterest income	1,036	602	786	3,049	1,286

Total revenue, net of interest expense	1,128	678	749	3,126	1,327

Provision for credit losses	1,799	1,838	328	1,249	1,218
Merger and restructuring charges	202	370	421	508	521
All other noninterest expense	1,286	508	137	599	1,207

Income (loss) before income taxes	(2,159)	(2,038)	(137)	770	(1,619)
Income tax benefit (2)	(947)	(2,406)	(512)	(354)	(834)

Net income (loss)	$(1,212)	$368	$375	$1,124	$(785)

Balance sheet

Average
Total loans and leases	$258,350	$252,180	$238,441	$257,322	$256,156
Total assets (3)	206,910	207,401	218,798	303,430	320,546
Total deposits	48,608	44,841	44,870	64,708	70,858
Allocated equity	60,749	50,731	35,972	29,090	19,807

Period end
Total loans and leases	$256,930	$255,213	$241,799	$254,515	$255,869
Total assets (3)	160,505	186,468	204,895	256,763	237,177
Total deposits	34,817	38,748	37,653	57,425	56,855

(1)	All Other consists of equity investment activities including Global Principal Investments, Corporate Investments prior to its sale in the first quarter of 2010 and Strategic Investments (including the Corporation’s equity investment interest in BlackRock, Inc.), the residual impact of cost allocation processes, merger and restructuring charges, intersegment eliminations, the results of First Republic Bank prior to its sale on July 1, 2010, fair value adjustments related to certain structured notes and the results of certain businesses that are expected to be or have been sold or are in the process of being liquidated. All Other also includes certain amounts associated with asset and liability management activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations, foreign exchange rate fluctuations related to revaluation of non-U.S.-denominated debt issuances, certain gains (losses) on sales of whole mortgage loans, gains (losses) on sales of debt securities and impairment on debt securities. All Other also includes adjustments to noninterest income and income tax expense to remove the fully taxable-equivalent basis impact of items (primarily low-income housing tax credits) that have been grossed up within noninterest income to a fully taxable-equivalent basis amount in the business segments.
(2)	Fully taxable-equivalent basis
(3)	Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) of $668.4 billion, $661.1 billion, $634.3 billion, $611.7 billion and $589.4 billion for the first quarter of 2011, and the fourth, third, second and first quarters of 2010, and $661.6 billion, $647.8 billion, $621.5 billion, $604.0 billion and $612.1 billion for the first quarter of 2011, and the fourth, third, second and first quarters of 2010.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

Equity Investments

(Dollars in millions)

	Global Principal Investments Exposures				Equity Investment Income
	March 31, 2011			December 31, 2010
	Book Value	Unfunded Commitments	Total	Total	First Quarter 2011
Global Principal Investments:
Private Equity Investments	$5,008	$186	$5,194	$4,988	$1,203
Global Real Estate	1,492	212	1,704	1,995	74
Global Strategic Capital	2,469	464	2,933	3,122	92
Legacy/Other Investments	2,252	404	2,656	2,935	(4)

Total Global Principal Investments	$11,221	$1,266	$12,487	$13,040	$1,365

Components of Equity Investment Income

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Global Principal Investments	$1,365	$867	$46	$814	$577
Corporate Investments	14	6	6	6	(311)
Strategic and other investments (1)	30	627	215	1,433	246

Total equity investment income included in All Other	1,409	1,500	267	2,253	512
Total equity investment income included in the business segments	66	12	90	513	113

Total consolidated equity investment income	$1,475	$1,512	$357	$2,766	$625

(1)	Includes the Corporation’s equity investment interest in BlackRock.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	March 31 2011	December 31 2010	Increase (Decrease)
Consumer
Residential mortgage (1)	$261,934	$257,973	$3,961
Home equity	133,629	137,981	(4,352)
Discontinued real estate (2)	12,694	13,108	(414)
U.S. credit card	107,107	113,785	(6,678)
Non-U.S. credit card	27,235	27,465	(230)
Direct/Indirect consumer (3)	89,444	90,308	(864)
Other consumer (4)	2,754	2,830	(76)

Total consumer	634,797	643,450	(8,653)

Commercial
U.S. commercial (5)	188,449	190,305	(1,856)
Commercial real estate (6)	47,008	49,393	(2,385)
Commercial lease financing	21,563	21,942	(379)
Non-U.S. commercial	36,921	32,029	4,892

Total commercial loans excluding loans measured at fair value	293,941	293,669	272
Commercial loans measured at fair value (7)	3,687	3,321	366

Total commercial	297,628	296,990	638

Total loans and leases	$932,425	$940,440	$(8,015)

(1)	Includes non-U.S. residential mortgages of $92 million and $90 million at March 31, 2011 and December 31, 2010.
(2)	Includes $11.4 billion and $11.8 billion of pay option loans, and $1.3 billion and $1.3 billion of subprime loans at March 31, 2011 and December 31, 2010. The Corporation no longer originates these products.
(3)	Includes dealer financial services loans of $41.0 billion and $42.9 billion, consumer lending of $11.5 billion and $12.9 billion, U.S. securities-based lending margin loans of $19.7 billion and $16.6 billion, student loans of $6.6 billion and $6.8 billion, non-U.S. consumer loans of $8.5 billion and $8.0 billion, and other consumer loans of $2.1 billion and $3.1 billion at March 31, 2011 and December 31, 2010.
(4)	Includes consumer finance loans of $1.9 billion and $1.9 billion, other non-U.S. consumer loans of $818 million and $803 million, and consumer overdrafts of $69 million and $88 million at March 31, 2011 and December 31, 2010.
(5)	Includes U.S. small business commercial loans, including card related products, of $14.3 billion and $14.7 billion at March 31, 2011 and December 31, 2010.
(6)	Includes U.S. commercial real estate loans of $44.7 billion and $46.9 billion, and non-U.S. commercial real estate loans of $2.4 billion and $2.5 billion at March 31, 2011 and December 31, 2010.
(7)	Certain commercial loans are accounted for under the fair value option and include U.S. commercial loans of $1.4 billion and $1.6 billion, non-U.S. commercial loans of $2.3 billion and $1.7 billion, and commercial real estate loans of $68 million and $79 million at March 31, 2011 and December 31, 2010.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	First Quarter 2011
	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Consumer
Residential mortgage	$262,049	$183	$—	$—	$283	$99	$35,752	$225,732
Home equity	136,089	131	—	119,123	1,013	—	15,686	136
Discontinued real estate	12,899	—	—	—	—	—	—	12,899
U.S. credit card	109,941	—	109,941	—	—	—	—	—
Non-U.S. credit card	27,633	—	27,633	—	—	—	—	—
Direct/Indirect consumer	90,097	56	12,744	97	41,976	371	28,110	6,743
Other consumer	2,753	69	771	(15)	—	5	17	1,906

Total consumer	641,461	439	151,089	119,205	43,272	475	79,565	247,416

Commercial
U.S. commercial	191,353	198	10,521	1,349	104,703	45,511	19,355	9,716
Commercial real estate	48,359	2	257	5	42,796	934	1,731	2,634
Commercial lease financing	21,634	—	—	—	—	23,478	34	(1,878)
Non-U.S. commercial	36,159	—	1,018	1	1,206	33,306	166	462

Total commercial	297,505	200	11,796	1,355	148,705	103,229	21,286	10,934

Total loans and leases	$938,966	$639	$162,885	$120,560	$191,977	$103,704	$100,851	$258,350

	Fourth Quarter 2010
	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Consumer
Residential mortgage	$254,051	$160	$—	$—	$282	$104	$35,327	$218,178
Home equity	139,772	131	—	122,521	974	—	16,004	142
Discontinued real estate	13,297	—	—	—	—	—	—	13,297
U.S. credit card	112,673	—	112,673	—	—	—	—	—
Non-U.S. credit card	27,457	—	27,457	—	—	—	—	—
Direct/Indirect consumer	91,549	60	14,197	107	43,711	302	26,224	6,948
Other consumer	2,796	27	785	(356)	—	5	18	2,317

Total consumer	641,595	378	155,112	122,272	44,967	411	77,573	240,882

Commercial
U.S. commercial	193,608	231	10,730	2,656	102,914	46,386	20,711	9,980
Commercial real estate	51,617	2	234	6	45,853	952	1,830	2,740
Commercial lease financing	21,363	—	—	—	1	23,271	35	(1,944)
Non-U.S. commercial	32,431	2	1,080	—	1,084	29,586	157	522

Total commercial	299,019	235	12,044	2,662	149,852	100,195	22,733	11,298

Total loans and leases	$940,614	$613	$167,156	$124,934	$194,819	$100,606	$100,306	$252,180

	First Quarter 2010
	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	GWIM	All Other
Consumer
Residential mortgage	$243,833	$(5)	$—	$—	$323	$545	$35,346	$207,624
Home equity	152,536	123	—	133,018	980	—	16,692	1,723
Discontinued real estate	14,433	—	—	—	—	—	—	14,433
U.S. credit card	125,353	—	125,348	—	—	—	—	5
Non-U.S. credit card	29,872	—	29,878	—	—	—	—	(6)
Direct/Indirect consumer	100,920	74	19,846	87	45,400	67	23,595	11,851
Other consumer	3,002	119	657	(790)	—	7	23	2,986

Total consumer	669,949	311	175,729	132,315	46,703	619	75,656	238,616

Commercial
U.S. commercial	202,662	376	12,086	1,421	108,081	48,087	20,925	11,686
Commercial real estate	68,526	6	178	8	57,917	1,079	2,085	7,253
Commercial lease financing	21,675	—	—	—	1	23,696	31	(2,053)
Non-U.S. commercial	28,803	2	1,314	—	1,136	25,553	144	654

Total commercial	321,666	384	13,578	1,429	167,135	98,415	23,185	17,540

Total loans and leases	$991,615	$695	$189,307	$133,744	$213,838	$99,034	$98,841	$256,156

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3)

(Dollars in millions)

	Commercial Utilized			Total Commercial Committed
	March 31 2011	December 31 2010	Increase (Decrease)	March 31 2011	December 31 2010	Increase (Decrease)
Diversified financials	$54,085	$55,196	$(1,111)	$81,676	$83,248	$(1,572)
Real estate (4)	56,084	58,531	(2,447)	69,273	72,004	(2,731)
Government and public education	42,292	44,131	(1,839)	58,174	59,594	(1,420)
Healthcare equipment and services	29,227	30,420	(1,193)	46,124	47,569	(1,445)
Capital goods	22,151	21,940	211	45,833	46,087	(254)
Retailing	24,994	24,660	334	44,506	43,950	556
Consumer services	23,261	24,759	(1,498)	38,441	39,694	(1,253)
Materials	16,162	15,873	289	34,277	33,046	1,231
Banks	29,454	26,831	2,623	32,894	29,667	3,227
Commercial services and supplies	21,013	20,056	957	31,139	30,517	622
Food, beverage and tobacco	14,789	14,777	12	28,550	28,126	424
Energy	10,426	9,765	661	27,471	26,328	1,143
Utilities	7,355	6,990	365	26,325	24,207	2,118
Insurance, including monolines	16,673	17,263	(590)	23,483	24,417	(934)
Individuals and trusts	16,935	18,278	(1,343)	21,802	22,899	(1,097)
Media	10,517	11,611	(1,094)	19,944	20,619	(675)
Transportation	11,721	12,070	(349)	17,894	18,436	(542)
Pharmaceuticals and biotechnology	4,569	3,859	710	12,063	11,009	1,054
Technology hardware and equipment	4,270	4,373	(103)	10,798	10,932	(134)
Religious and social organizations	8,013	8,409	(396)	10,384	10,823	(439)
Telecommunication services	3,717	3,823	(106)	9,527	9,321	206
Software and services	3,358	3,837	(479)	8,882	9,531	(649)
Consumer durables and apparel	4,247	4,297	(50)	8,599	8,836	(237)
Food and staples retailing	3,824	3,222	602	6,940	6,161	779
Automobiles and components	2,256	2,090	166	5,905	5,941	(36)
Other	7,556	13,361	(5,805)	11,122	17,133	(6,011)
Total commercial credit exposure by industry	$448,949	$460,422	$(11,473)	$732,026	$740,095	$(8,069)

Net credit default protection purchased on total commitments (5)				$(19,179)	$(20,118)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $57.7 billion and $58.3 billion at March 31, 2011 and December 31, 2010. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $14.9 billion and $17.7 billion which consists primarily of other marketable securities at March 31, 2011 and December 31, 2010.
(2)	Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value and are comprised of loans outstanding of $3.7 billion and $3.3 billion and issued letters of credit at notional value of $1.4 billion at both March 31, 2011 and December 31, 2010. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $27.0 billion and $25.9 billion at March 31, 2011 and December 31, 2010.
(3)	Includes U.S. small business commercial exposure.
(4)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the borrowers’ or counterparties’ primary business activity using operating cash flows and primary source of repayment as key factors.
(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile (1)

	March 31 2011		December 31 2010
Less than or equal to one year	13	%	14	%
Greater than one year and less than or equal to five years	78		80
Greater than five years	9		6
Total net credit default protection	100	%	100	%
(1)	To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1, 2)

(Dollars in millions)

	March 31, 2011			December 31, 2010
Ratings (3)	Net Notional	Percent		Net Notional	Percent
AA	$(223)	1.2	%	$(188)	0.9	%
A	(6,967)	36.3		(6,485)	32.2
BBB	(7,105)	37.0		(7,731)	38.4
BB	(1,871)	9.8		(2,106)	10.5
B	(1,231)	6.4		(1,260)	6.3
CCC and below	(756)	3.9		(762)	3.8
NR (4)	(1,026)	5.4		(1,586)	7.9
Total net credit default protection	$(19,179)	100.0	%	$(20,118)	100.0	%
(1)	To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.
(2)	Ratings are refreshed on a quarterly basis.
(3)	The Corporation considers ratings of BBB- or higher to meet the definition of investment grade.
(4)	In addition to names which have not been rated, “NR” includes $(921) million and $(1.5) billion in net credit default swap index positions at March 31, 2011 and December 31, 2010. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities / Other Investments (4)	Total Cross–border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure at March 31, 2011	Increase (Decrease) from December 31, 2010
Region/Country
Asia Pacific
China (7)	$2,044	$864	$659	$22,587	$26,154	$—	$26,154	$2,226
India	3,461	1,716	554	2,657	8,388	428	8,816	548
South Korea	395	1,408	557	2,582	4,942	2,322	7,264	1,985
Singapore	473	67	557	1,398	2,495	—	2,495	(51)
Taiwan	387	122	66	765	1,340	1,006	2,346	491
Hong Kong	454	310	198	1,084	2,046	—	2,046	4
Thailand	20	14	19	471	524	108	632	(37)
Indonesia	53	19	13	443	528	—	528	379
Other Asia Pacific (8)	256	41	194	354	845	—	845	280
Total Asia Pacific	7,543	4,561	2,817	32,341	47,262	3,864	51,126	5,825
Latin America
Brazil	1,006	321	1,174	3,378	5,879	1,876	7,755	1,949
Mexico	1,863	286	266	882	3,297	—	3,297	(1,088)
Chile	988	134	302	49	1,473	39	1,512	(14)
Colombia	136	468	11	4	619	—	619	(58)
Other Latin America (8)	266	329	22	376	993	150	1,143	(235)
Total Latin America	4,259	1,538	1,775	4,689	12,261	2,065	14,326	554
Middle East and Africa
United Arab Emirates	937	4	133	52	1,126	—	1,126	(50)
Bahrain	79	1	4	1,000	1,084	2	1,086	(74)
Other Middle East and Africa (8)	769	90	206	245	1,310	26	1,336	(16)
Total Middle East and Africa	1,785	95	343	1,297	3,520	28	3,548	(140)
Central and Eastern Europe
Turkey	371	31	20	218	640	98	738	238
Russian Federation	216	93	32	139	480	22	502	(34)
Other Central and Eastern Europe (8)	120	184	360	827	1,491	—	1,491	238
Total Central and Eastern Europe	707	308	412	1,184	2,611	120	2,731	442
Total emerging market exposure	$14,294	$6,502	$5,347	$39,511	$65,654	$6,077	$71,731	$6,681
(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe. At March 31, 2011 and December 31, 2010, there was $368 million and $460 million in emerging market exposure accounted for under the fair value option.
(2)	Includes acceptances, due froms, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are carried at fair value and have been reduced by the amount of cash collateral applied of $881 million and $1.2 billion at March 31, 2011 and December 31, 2010. At March 31, 2011 and December 31, 2010, there were $306 million and $408 million of other marketable securities collateralizing derivative assets.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting requirements. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.
(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.
(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures consistent with FFIEC reporting requirements. Total amount of available local liabilities funding local country exposure at March 31, 2011 was $18.4 billion compared to $15.7 billion at December 31, 2010. Local liabilities at March 31, 2011 in Asia Pacific, Latin America, and Middle East and Africa were $16.3 billion, $1.9 billion and $263 million, respectively, of which $7.4 billion was in Singapore, $2.5 billion in Hong Kong, $2.1 billion in China, $1.9 billion in Mexico, $1.5 billion in India, $983 million in Korea, and $713 million in Taiwan. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments includes an investment of $21.0 billion in China Construction Bank.
(8)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Other Central and Eastern Europe had total non-U.S. exposure of more than $500 million.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries

Nonperforming Loans, Leases and Foreclosed Properties

(Dollars in millions)

	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Residential mortgage	$17,466	$17,691	$18,291	$18,283	$17,763
Home equity	2,559	2,694	2,702	2,951	3,335
Discontinued real estate	327	331	297	293	279
Direct/Indirect consumer	68	90	83	85	91
Other consumer	36	48	56	72	89

Total consumer	20,456	20,854	21,429	21,684	21,557

U.S. commercial (1)	3,056	3,453	3,894	4,217	4,407
Commercial real estate	5,695	5,829	6,376	6,704	7,177
Commercial lease financing	53	117	123	140	147
Non-U.S. commercial	155	233	272	130	150

	8,959	9,632	10,665	11,191	11,881
U.S. small business commercial	172	204	202	222	179

Total commercial	9,131	9,836	10,867	11,413	12,060

Total nonperforming loans and leases	29,587	30,690	32,296	33,097	33,617
Foreclosed properties	2,056	1,974	2,260	2,501	2,308

Total nonperforming loans, leases and foreclosed properties (2, 3, 4)	$31,643	$32,664	$34,556	$35,598	$35,925

Federal Housing Administration insured loans past due 90 days or more and still accruing	$19,754	$16,768	$16,427	$15,338	$13,589
Other loans past due 90 days or more and still accruing	5,129	5,611	5,781	6,448	7,851

Total loans past due 90 days or more and still accruing (3, 5)	$24,883	$22,379	$22,208	$21,786	$21,440

Nonperforming loans, leases and foreclosed properties/Total assets (6)	1.39%	1.44%	1.48%	1.51%	1.53%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (6)	3.40	3.48	3.71	3.73	3.69
Nonperforming loans and leases/Total loans and leases (6)	3.19	3.27	3.47	3.48	3.46

Allowance for credit losses:
Allowance for loan and lease losses (7)	$39,843	$41,885	$43,581	$45,255	$46,835
Reserve for unfunded lending commitments	961	1,188	1,294	1,413	1,521

Total allowance for credit losses	$40,804	$43,073	$44,875	$46,668	$48,356

Allowance for loan and lease losses/Total loans and leases (6)	4.29%	4.47%	4.69%	4.75%	4.82%
Allowance for loan and lease losses/Total nonperforming loans and leases	135	136	135	137	139
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total nonperforming loans and leases	108	116	118	121	124

Commercial utilized reservable criticized exposure (8)	$39,435	$42,621	$47,698	$50,319	$55,322
Commercial utilized reservable criticized exposure/Commercial utilized reservable exposure (8)	10.94%	11.80%	13.06%	13.48%	14.43%
Total commercial utilized criticized exposure/Commercial utilized exposure (8)	11.73	12.43	13.61	14.26	15.49

(1)	Excludes U.S. small business commercial loans.
(2)	Balances do not include past due consumer credit card, business card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and in general, consumer loans not secured by real estate.
(3)	Balances do not include purchased credit-impaired loans even though the customer may be contractually past due. Purchased credit-impaired loans were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
	43	43	43	43	43
(4) Balances do not include the following:	March 31 2011	December 31 2010	September 30 2010	June 30 2010	March 31 2010
Nonperforming loans held-for-sale	$2,421	$2,540	$3,654	$4,044	$4,195
Nonperforming loans accounted for under the fair value option	15	30	15	15	70
Nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010	456	426	378	403	301
(5) Balances do not include the following:
Loans accounted for under the fair value option past due 90 days or more and still accruing	$—	$—	$—	$—	$49
Loans held-for-sale past due 90 days or more and still accruing	48	60	79	158	241
(6)	Ratios do not include loans accounted for under the fair value option of $3.7 billion, $3.3 billion, $3.7 billion, $3.9 billion and $4.1 billion at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.
(7)	Balances include the allowance for loan and lease losses on purchased credit-impaired loans of $8.0 billion, $6.4 billion, $5.6 billion, $5.3 billion and $5.1 billion at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.
(8)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable exposure excludes loans held-for-sale exposure accounted for under the fair value option and other nonreservable exposure both of which are included in total commercial utilized exposure.

Loans are classified as U.S. or non-U.S. based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries

Nonperforming Loans, Leases and Foreclosed Properties Activity (1)

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010
Nonperforming Consumer Loans:
Balance, beginning of period	$20,854	$21,429	$21,684	$21,557	$20,839
Additions to nonperforming loans:
Consolidation of VIEs	—	—	—	—	448
New nonaccrual loans	4,127	4,568	4,551	5,409	6,608
Reductions in nonperforming loans:
Paydowns and payoffs	(779)	(739)	(917)	(528)	(625)
Returns to performing status (2)	(1,340)	(1,841)	(1,469)	(1,816)	(2,521)
Charge-offs (3)	(2,020)	(2,261)	(1,987)	(2,607)	(2,917)
Transfers to foreclosed properties	(386)	(302)	(433)	(331)	(275)

Total net additions to (reductions in) nonperforming loans	(398)	(575)	(255)	127	718

Total nonperforming consumer loans, end of period	20,456	20,854	21,429	21,684	21,557
Foreclosed properties	1,331	1,249	1,485	1,744	1,388

Total nonperforming consumer loans and foreclosed properties, end of period	$21,787	$22,103	$22,914	$23,428	$22,945

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$9,836	$10,867	$11,413	$12,060	$12,703
Additions to nonperforming loans and leases:
New nonaccrual loans and leases	1,299	1,820	1,852	2,256	1,881
Advances	67	102	83	62	83
Reductions in nonperforming loans and leases:
Paydowns and payoffs	(764)	(1,113)	(906)	(1,148)	(771)
Sales	(247)	(228)	(187)	(256)	(170)
Return to performing status (5)	(320)	(465)	(415)	(404)	(323)
Charge-offs (6)	(488)	(767)	(628)	(870)	(956)
Transfers to foreclosed properties	(200)	(304)	(217)	(205)	(319)
Transfers to loans held-for-sale	(52)	(76)	(128)	(82)	(68)

Total net reductions in nonperforming loans and leases	(705)	(1,031)	(546)	(647)	(643)

Total nonperforming loans and leases, end of period	9,131	9,836	10,867	11,413	12,060
Foreclosed properties	725	725	775	757	920

Total nonperforming commercial loans, leases and foreclosed properties, end of period	$9,856	$10,561	$11,642	$12,170	$12,980

(1)	For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 37.
(2)	Consumer loans may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Certain troubled debt restructurings are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.
(3)	Our policy generally is not to classify consumer credit card and consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and therefore are excluded from this table.
(4)	Includes U.S. small business commercial activity.
(5)	Commercial loans and leases may be restored to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after a sustained period of demonstrated payment performance.
(6)	Business card loans are not classified as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs and Net Charge-off Ratios (1)

(Dollars in millions)

	First Quarter 2011		Fourth Quarter 2010		Third Quarter 2010		Second Quarter 2010		First Quarter 2010
Net Charge-offs	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$905	1.40%	$970	1.51%	$660	1.10%	$971	1.57%	$1,069	1.78%
Home equity	1,179	3.51	1,271	3.61	1,372	3.80	1,741	4.71	2,397	6.37
Discontinued real estate	20	0.61	11	0.35	17	0.48	19	0.54	21	0.60
U.S. credit card	2,274	8.39	2,572	9.05	2,975	10.24	3,517	11.88	3,963	12.82
Non-U.S. credit card	402	5.91	339	4.90	295	4.32	942	13.64	631	8.57
Direct/Indirect consumer	525	2.36	641	2.78	707	2.93	879	3.58	1,109	4.46
Other consumer	40	5.93	50	6.96	80	10.68	73	10.01	58	7.80

Total consumer	5,345	3.38	5,854	3.62	6,106	3.81	8,142	4.96	9,248	5.60

U.S. commercial (2)	(21)	(0.05)	210	0.47	206	0.47	179	0.41	286	0.63
Commercial real estate	288	2.42	347	2.67	410	2.93	645	4.03	615	3.64
Commercial lease financing	1	0.02	20	0.38	19	0.34	(3)	(0.06)	21	0.40
Non-U.S. commercial	103	1.22	8	0.10	12	0.17	66	0.98	25	0.37

	371	0.54	585	0.83	647	0.91	887	1.23	947	1.28
U.S. small business commercial	312	8.68	344	9.13	444	11.38	528	12.94	602	14.21

Total commercial	683	0.94	929	1.25	1,091	1.46	1,415	1.86	1,549	1.98

Total net charge-offs	$6,028	2.61	$6,783	2.87	$7,197	3.07	$9,557	3.98	$10,797	4.44

By Business Segment
Deposits	$34	21.34%	$40	25.64%	$70	39.43%	$66	35.64%	$43	25.26%
Global Card Services	3,343	8.32	3,693	8.76	4,232	9.81	5,674	12.82	6,011	12.88
Consumer Real Estate Services	1,114	3.75	1,183	3.76	1,323	4.11	1,664	5.11	2,317	7.03
Global Commercial Banking	513	1.08	639	1.30	728	1.45	958	1.87	1,076	2.04
Global Banking & Markets	(3)	(0.01)	25	0.10	52	0.22	87	0.38	143	0.61
Global Wealth & Investment Management	88	0.36	131	0.52	112	0.45	115	0.47	119	0.49
All Other	939	1.47	1,072	1.69	680	1.13	993	1.55	1,088	1.72

Total net charge-offs	$6,028	2.61	$6,783	2.87	$7,197	3.07	$9,557	3.98	$10,797	4.44

(1)	Net charge-off/loss ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category.
(2)	Excludes U.S. small business commercial loans.

Loans are classified as U.S. or non-U.S. based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type

(Dollars in millions)

	March 31, 2011			December 31, 2010			March 31, 2010
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1)
Residential mortgage	$5,369	13.48%	2.05%	$5,082	12.14%	1.97%	$4,960	10.59%	2.02%
Home equity	12,857	32.27	9.62	12,887	30.77	9.34	12,133	25.91	8.09
Discontinued real estate	1,871	4.69	14.74	1,283	3.06	9.79	878	1.87	6.18
U.S. credit card	9,100	22.84	8.50	10,876	25.97	9.56	13,703	29.26	11.34
Non-U.S.credit card	2,069	5.19	7.60	2,045	4.88	7.45	2,394	5.11	8.32
Direct/Indirect consumer	1,939	4.87	2.17	2,381	5.68	2.64	3,395	7.25	3.42
Other consumer	163	0.41	5.92	161	0.38	5.67	191	0.41	6.35

Total consumer	33,368	83.75	5.26	34,715	82.88	5.40	37,654	80.40	5.70

U.S. commercial (2)	3,156	7.92	1.67	3,576	8.54	1.88	4,956	10.58	2.53
Commercial real estate	2,904	7.29	6.18	3,137	7.49	6.35	3,569	7.62	5.36
Commercial lease financing	124	0.31	0.57	126	0.30	0.57	278	0.59	1.30
Non-U.S.commercial	291	0.73	0.79	331	0.79	1.03	378	0.81	1.41

Total commercial (3)	6,475	16.25	2.20	7,170	17.12	2.44	9,181	19.60	2.95

Allowance for loan and lease losses	39,843	100.00%	4.29	41,885	100.00%	4.47	46,835	100.00%	4.82

Reserve for unfunded lending commitments	961			1,188			1,521

Allowance for credit losses (4)	$40,804			$43,073			$48,356

(1)	Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option for each loan and lease category. Loans accounted for under the fair value option include U.S. commercial loans of $1.4 billion, $1.6 billion and $2.5 billion, non-U.S. commercial loans of $2.3 billion, $1.7 billion and $1.5 billion, and commercial real estate loans of $68 million, $79 million and $101 million at March 31, 2011, December 31, 2010 and March 31, 2010, respectively.
(2)	Includes allowance for U.S. small business commercial loans of $1.3 billion, $1.5 billion and $2.1 billion at March 31, 2011, December 31, 2010 and March 31, 2010, respectively.
(3)	Includes allowance for loan and lease losses for impaired commercial loans of $996 million, $1.1 billion and $1.5 billion at March 31, 2011, December 31, 2010 and March 31, 2010, respectively.
(4)	Includes $8.0 billion, $6.4 billion and $5.1 billion of allowance for credit losses related to purchased credit-impaired loans at March 31, 2011, December 31, 2010 and March 31, 2010, respectively.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	40

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation views related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield evaluates the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP measure. Return on average tangible common shareholders’ equity measures the Corporation’s earnings contribution as a percentage of common shareholders’ equity plus any Common Equivalent Securities less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders’ equity measures the Corporation’s earnings contribution as a percentage of average shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible common equity ratio represents common shareholders’ equity plus any Common Equivalent Securities less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible equity ratio represents total shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by ending common shares outstanding. These measures are used to evaluate the Corporation’s use of equity (i.e., capital). In addition, profitability, relationship and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals.

In certain presentations, earnings and diluted earnings per common share, the efficiency ratio, return on average assets, return on common shareholders’ equity, return on average tangible common shareholders’ equity and return on average tangible shareholders’ equity are calculated excluding the impact of goodwill impairment charges of $2.0 billion and $10.4 billion recorded in the fourth and third quarters of 2010. Accordingly, these are non-GAAP measures.

See the tables below and on page 42 for reconciliations of these non-GAAP measures with financial measures defined by GAAP for the three months ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010. The Corporation believes the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis

Net interest income	$12,179	$12,439	$12,435	$12,900	$13,749
Fully taxable-equivalent adjustment	218	270	282	297	321

Net interest income on a fully taxable-equivalent basis	$12,397	$12,709	$12,717	$13,197	$14,070

Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis

Total revenue, net of interest expense	$26,877	$22,398	$26,700	$29,153	$31,969
Fully taxable-equivalent adjustment	218	270	282	297	321

Total revenue, net of interest expense on a fully taxable-equivalent basis	$27,095	$22,668	$26,982	$29,450	$32,290

Reconciliation of total noninterest expense to total noninterest expense, excluding goodwill impairment charges

Total noninterest expense	$20,283	$20,864	$27,216	$17,253	$17,775
Goodwill impairment charges	—	(2,000)	(10,400)	—	—

Total noninterest expense, excluding goodwill impairment charges	$20,283	$18,864	$16,816	$17,253	$17,775

Reconciliation of income tax expense (benefit) to income tax expense (benefit) on a fully taxable-equivalent basis

Income tax expense (benefit)	$731	$(2,351)	$1,387	$672	$1,207
Fully taxable-equivalent adjustment	218	270	282	297	321

Income tax expense (benefit) on a fully taxable-equivalent basis	$949	$(2,081)	$1,669	$969	$1,528

Reconciliation of net income (loss) to net income, excluding goodwill impairment charges

Net income (loss)	$2,049	$(1,244)	$(7,299)	$3,123	$3,182
Goodwill impairment charges	—	2,000	10,400	—	—

Net income, excluding goodwill impairment charges	$2,049	$756	$3,101	$3,123	$3,182

Reconciliation of net income (loss) applicable to common shareholders to net income applicable to common shareholders, excluding goodwill impairment charges

Net income (loss) applicable to common shareholders	$1,739	$(1,565)	$(7,647)	$2,783	$2,834
Goodwill impairment charges	—	2,000	10,400	—	—

Net income applicable to common shareholders, excluding goodwill impairment charges	$1,739	$435	$2,753	$2,783	$2,834

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	41

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

	First Quarter 2011	Fourth Quarter 2010	Third Quarter 2010	Second Quarter 2010	First Quarter 2010

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity

Common shareholders’ equity	$214,206	$218,728	$215,911	$215,468	$200,399
Common Equivalent Securities	—	—	—	—	11,760
Goodwill	(73,922)	(75,584)	(82,484)	(86,099)	(86,353)
Intangible assets (excluding mortgage servicing rights)	(9,769)	(10,211)	(10,629)	(11,216)	(11,906)
Related deferred tax liabilities	3,035	3,121	3,214	3,395	3,497

Tangible common shareholders’ equity	$133,550	$136,054	$126,012	$121,548	$117,397

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Shareholders’ equity	$230,769	$235,525	$233,978	$233,461	$229,910
Goodwill	(73,922)	(75,584)	(82,484)	(86,099)	(86,353)
Intangible assets (excluding mortgage servicing rights)	(9,769)	(10,211)	(10,629)	(11,216)	(11,906)
Related deferred tax liabilities	3,035	3,121	3,214	3,395	3,497

Tangible shareholders’ equity	$150,113	$152,851	$144,079	$139,541	$135,148

Reconciliation of period end common shareholders’ equity to period end tangible common shareholders’ equity

Common shareholders’ equity	$214,314	$211,686	$212,391	$215,181	$211,859
Goodwill	(73,869)	(73,861)	(75,602)	(85,801)	(86,305)
Intangible assets (excluding mortgage servicing rights)	(9,560)	(9,923)	(10,402)	(10,796)	(11,548)
Related deferred tax liabilities	2,933	3,036	3,123	3,215	3,396

Tangible common shareholders’ equity	$133,818	$130,938	$129,510	$121,799	$117,402

Reconciliation of period end shareholders’ equity to period end tangible shareholders’ equity

Shareholders’ equity	$230,876	$228,248	$230,495	$233,174	$229,823
Goodwill	(73,869)	(73,861)	(75,602)	(85,801)	(86,305)
Intangible assets (excluding mortgage servicing rights)	(9,560)	(9,923)	(10,402)	(10,796)	(11,548)
Related deferred tax liabilities	2,933	3,036	3,123	3,215	3,396

Tangible shareholders’ equity	$150,380	$147,500	$147,614	$139,792	$135,366

Reconciliation of period end assets to period end tangible assets

Assets	$2,274,532	$2,264,909	$2,339,660	$2,368,384	$2,344,634
Goodwill	(73,869)	(73,861)	(75,602)	(85,801)	(86,305)
Intangible assets (excluding mortgage servicing rights)	(9,560)	(9,923)	(10,402)	(10,796)	(11,548)
Related deferred tax liabilities	2,933	3,036	3,123	3,215	3,396

Tangible assets	$2,194,036	$2,184,161	$2,256,779	$2,275,002	$2,250,177

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.	42

Appendix: Selected Slides from the

First Quarter 2011 Earnings Release Presentation

This information is preliminary and based on company data available at the time of the presentation.	43

Key Takeaways from 1Q11 Results

Franchise Growth

Key hires in Capital Markets and Corporate & Investment Banking

Consumer banking transformation on schedule

Increasing financial advisors and small business bankers

Credit Quality

Net losses improved $755M from 4Q10 to lowest level since 2Q08

Consumer 30+ performing delinquencies, excluding FHA, improved 12% from 4Q10

Nonperforming loans, leases and foreclosed properties improved 3% from 4Q10

Loan loss reserves remain strong, covering current period annualized losses 1.6 times

Capital & Liquidity

Tangible Common Equity of $133.8B, or $13.21 per share

Tier 1 Common Equity ratio up slightly to 8.64%

Global excess liquidity grew to $386B

Long-term debt levels were reduced $14.0B

Customer Demand

Core commercial loans increased slightly

Deposit balances grew to $1.02T

Consumer spending up 6% over last year

Long-term AUM flows of client assets into wealth management of $14.1B

Simplification Progress

Sale of Balboa on target

Reduced capital markets legacy assets by 13% in the quarter

Reduced mortgage exposure to monolines with key settlement

Balance Sheet Highlights

($ in billions except per share amounts)

March 31, 2011

March 31, 2010

Increase

(Decrease)

Total assets $ 2,274.5 $ 2,344.6 $ (70.1)

Total risk-weighted assets 1,433.4 1,519.7 (86.3)

Total deposits 1,020.2 976.1 44.1

Long-term debt 434.4 511.7 (77.3)

Tangible common shareholders’ equity 1 133.8 117.4 16.4

Tier 1 common equity 123.9 115.5 8.4

Global excess liquidity sources 386 269 117

Tier 1 common equity ratio 8.64% 7.60% 104 bps

Tangible book value per share 1 $ 13.21 $ 11.70 $ 1.51

Asset Quality

Allowance for loan and lease losses $ 39.8 $ 46.8 $ (7.0)

as a % of loans and leases 2 4.29% 4.82% (53) bps

coverage for annualized net losses 1.63 x 1.07 x 0.56 x

Nonperforming loans, leases

and foreclosed properties $ 31.6 $ 35.9 $ (4.3)

1 Represents non-GAAP financial measure

2 Excluded FVO loans

Business Segment Highlights

Deposits

• Net income of $355M in 1Q11 improved from a loss of $190M in 4Q10 due to higher litigation costs in the prior quarter

• Solid deposit growth with disciplined pricing

– Rates paid on deposits improved 4 bps down to 32 bps

• Improvement in account closures and new accounts reflect continued focus on quality relationships and retention

• Early test market results are very positive in our consumer banking transformation

– Launched Customer Solutions in test markets allowing sales efforts to focus on the value of relationships with retail customers

– Platinum PrivilegesTM was rolled out in test markets focused on our Preferred Customer segment

Global Card Services

• Net income of $1.7B increased 15% over 4Q10 as credit improvements more than offset lower net interest income from continued loan balance declines and lower yields as well as seasonal decline in retail volume

• Total retail volume of debit and credit transactions was down seasonally from 4Q10, but increased 6% from 1Q10

• U.S. credit card net losses improved for the 6th consecutive quarter as delinquencies near all-time lows

• Payment rate on U.S. credit card improved for the 7th straight quarter

• New U.S. credit card accounts continue to grow and are up 26% from 4Q10

Business Segment Highlights (cont’d)

Global Wealth & Investment Management

• Net income of $531M improved $216M from 4Q10 driven by a record quarter in fee income, higher net interest income and lower credit costs offset somewhat by higher advisor compensation expenses

• Client balances grew by $45B driven by market and long-term AUM flows of $14B

• Experienced the 7th consecutive quarter of increasing client-facing associates driven by 184 new Financial Advisors

Global Commercial Banking

• Net income of $923M was down $127M from 4Q10 driven by lower credit reserve reductions

• Continue to see moderate deposit growth across most commercial segments as customers remain liquid

• Loan pipeline is robust in upper-end middle market and real estate, and soft but promising growth across other segments

– Average commercial and industrial loans grew 2% from 4Q10

• Middle market revolver utilization rates improved to 35%

• Asset quality solidly improved

Business Segment Highlights (cont’d)

Global Banking & Markets

• Net income of $2.1B improved $1.4B from 4Q10 on higher sales and trading results as well as strong investment banking fees and corporate banking revenue somewhat offset by continued investment in the franchise

• Sales and trading was up significantly from 4Q10 but below the record quarter of 1Q10

– Results include DVA losses of $357M in 1Q11 compared to gains of $31M in 4Q10 and gains of $169M in 1Q10

• Strong investment banking fees were in line with 4Q10 and up 24% compared to 1Q10

– Significant deals in Asia and Emerging Markets helped diversify revenue outside the U.S.

• Investment banking pipeline looks strong and ahead of last year at this time

• Legacy capital markets assets were reduced 13% from 4Q10, generally at levels at or above their valuations

• Increase in corporate loan balances, primarily non-U.S., reflecting growth in international trade finance and core loans

Business Segment Highlights (cont’d)

Consumer Real Estate Services (previously Home Loans & Insurance)

• A net loss of $2.4B improved from a loss of $5.0B in 4Q10, but legacy costs continue to impact results and originations have slowed

• 1Q11 includes roughly $3.0B in costs for representations and warranties, litigation, and mortgage-related assessments and waivers

• This quarter, for the first time, we have segregated the results of our Legacy Asset Servicing unit from the rest of our Home Loans & Insurance operations

– Legacy Asset Servicing recorded a loss of $2.5B while Home Loans & Insurance reported a small profit

• We continue to make solid progress in addressing legacy issues

– Comprehensive action plan reached and identified in a consent order outlining remediation measures on foreclosure process

– Restarted foreclosures in 4Q10 with the progress mostly in non-judicial states

– Announced agreement with monoline insurer, Assured Guaranty, fully addressing their outstanding and potential repurchase claims representing original collateral exposure of $35.8B and principal at-risk of $10.9B

Focus on Costs

$ in billions 1Q11 4Q10

Total noninterest expense $ 20.3 $ 20.9

Selected large items

Mortgage-related assessments and waivers $ 0.9 $ 0.2

Retirement eligible stock-based compensation expense 1.0 -

Litigation expense 0.9 1.5

Merger & restructuring charges 0.2 0.4

Goodwill impairment charge—2.0

Total selected large items(3.0)(4.1)

Noninterest expense adjusted for select items (1) $ 17.3 $ 16.8

1Q11 vs. 4Q10 expense, adjusted for large items, reflects slightly higher costs for increased revenue in our capital markets and wealth management businesses

Launching company-wide efficiency initiative

Goal is to increase earnings by reducing expenses, increasing revenue, enhancing risk control and making changes to allow us to better execute and serve customers while delivering more value for shareholders

Tangible results on expense levels expected to benefit financial performance in second half of 2012

1 Represents non-GAAP financial measure

Significant Items in 1Q11

Significant items in 1Q11 earnings include ($ in billions, except EPS)

Pre-tax

Approximate EPS Impact 1

Revenue

Representations and warranties provision $ (1.0) $ (0.06)

Negative fair value adjustment on structured liabilities (0.6) (0.04)

Equity investment gains 1.1 0.07

Debt securities gains 0.5 0.03

Trading DVA loss (0.4) (0.02)

Expense

Litigation expense (0.9) (0.06)

Mortgage-related assessments and waivers (0.9) (0.06)

Retirement eligible stock-based compensation expense (1.0) (0.06)

Merger and restructuring charges (0.2) (0.01)

Provision

Loan loss reserve reduction 2.2 0.14

1 Reflects estimated diluted EPS impact

1Q11 Loan Activity 1

Total Loans

(end of period loans, $ in billions)

$2.9 $940.4

$6.0 $932.4

$4.9

12/31 Loans

Loan-runoff

Net charge-offs

Net increase in loans

3/31 Loans

Addition to loan balance Subtraction from loan balance

Commercial excl. CRE

(end of period loans, $ in billions)

$3.5

$247.6 $0.1 $0.4 $250.6

12/31 Loans Loan-runoff Net charge-offs Net increase in loans 3/31 Loans

Addition to loan balance Subtraction from loan balance

Total Consumer

(end of period loans, $ in billions)

$1.4 $643.4

$4.7 $5.3 $634.8

12/31 Loans Loan-runoff Net charge- offs Net increase in loans 3/31 Loans

Addition to loan balance Subtraction from loan balance

Commercial Real Estate (CRE)

(end of period loans, $ in billions)

$49.4 $0.1 $0.3 $2.0 $47.0

12/31 Loans Loan-runoff Net charge- offs Net decrease in loans 3/31 Loans

Addition to loan balance Subtraction from loan balance

1 Loan run-off excludes the impact of net charge-offs as total net charge-offs are shown as a separate column.

Card Revenue

$3,000

$2,500

$2,127

$1,976 $2,023 $1,982

$2,000 $1,828

millions in $ $1,500

$1,000

$500

$0

1Q10 2Q10 3Q10 4Q10 1Q11

Commentary vs. 4Q10

• Card revenue decreased $299M primarily as a result of seasonally lower retail volume

– Retail spending volume (debit and credit) decreased 6% from 4Q10, but is up 6% from 1Q10

• Continue to see signals of increasing consumer confidence and improving economy

– Unemployment rate declined to less than 9%

– In U.S. card, retail spend per average active account has increased 13% from 1Q10

– In U.S. card, payment rate, or the rate at which customers are paying off balances, improved for the seventh straight quarter

• Focus remains on growth with lower risk customers and continued expansion of existing customer relationships

• New U.S. consumer card accounts opened in the quarter were up 26% from 4Q10

Consumer Real Estate Services

Consumer Real Estate Services (previously Home Loans & Insurance) originates first- and second-lien mortgage loans. The first-lien mortgage loans are generally sold into the secondary mortgage market or to Corporate Investments in All Other while retaining servicing and the customer relationship. Second-lien mortgages are retained on Consumer Real Estate Services’ balance sheet. Consumer Real Estate Services services mortgage loans, including those it owns, loans owned by other segments and loans owned by outside investors. Consumer Real Estate Services receives fees from other segments for servicing their loans. The financial results of the on-balance sheet loans are reported in the segment that owns the loan. Consumer Real Estate Services also provides insurance services. The components of Consumer Real Estate Services are:

• Home Loans & Insurance includes the ongoing loan production activities, servicing activities related to current loans, insurance operations and the Consumer Real Estate Services home equity portfolio not selected for inclusion in the Legacy Asset Servicing portfolio. Its results represent the ongoing activities of Consumer Real Estate Services.

• Legacy Asset Servicing is responsible for servicing delinquent loans and managing the runoff and exposures related to selected residential mortgage, home equity and discontinued loan portfolios, including owned loans and loans serviced for others (Legacy Asset Servicing portfolio). Its results represent the net cost of legacy exposures that is included in the results of Consumer Real Estate Services, including representations and warranties provision, litigation costs, financial results of the Consumer Real Estate Services home equity portfolio selected as part of the Legacy Asset Servicing portfolio and the financial results of the Legacy Asset Servicing portfolio serviced for others, including fees from other segments.

• Other includes the results related to MSRs, including risk management. It includes the change in MSR value, net of hedge results, together with any related assets or liabilities. These amounts are not allocated between Home Loans & Insurance and Legacy Asset Servicing since the MSR is managed as a single asset.

Note: Home Loans & Insurance and Legacy Asset Servicing provide services to each other and receive fees for such services.

Investment and Brokerage Revenue

$3,500

$3,025 $2,994 $3,101

$3,000 $2,879

$2,724

$2,500

$1,511 $1,565 $1,614

millions in $ $2,000 $1,392 $1,477

$1,500

$1,000

$1,273

$1,347 $1,332 $1,402 $1,487

$500

$241

$0 $82

1Q10 2Q10 3Q10 4Q10 1Q11

Commentary vs. 4Q10

• Investment and brokerage revenue increased by $222M due to higher asset management fees and brokerage income

• Asset management fees increased $85M, reflecting a strong market and positive long-term AUM flows

– Revenue from inflows into higher valued products more than offset outflows in lower valued products such as custody and money market funds

• Brokerage fees increased $137M due to increased transactional activity

Key Wealth Management Statistics 1

1Q11 4Q10 1Q10

Financial Advisors 15,695 15,511 15,178

Client Facing Professionals 20,273 20,069 19,573

Assets under management ($ in B) 2 $ 664.7 $ 630.8 $ 721.4

Total client balances ($ in B) 2 $2,277.0 $2,229.8 $2,283.5

Merrill Lynch: Active accounts (in millions) 3.33 3.31 3.14

Merrill Lynch: Net new $250K+ households 5,833 8,052 7,285

1 Includes Merrill Edge®

2 1Q10 includes $98B in both assets under management (AUM) and total client balances of Columbia Management long-term asset management business through the date of sale on May 1, 2010

Sales and Trading Revenue

$ in millions

$9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0

$7,001

$1,514

$5,487

$3,112

$882

$2,230

$4,444

$967

$3,477

$2,538

$781

$1,757

$4,895

$1,249

$3,646

1Q10

2Q10

3Q10

4Q10

1Q11

Fixed income, currency and commodities

Equity income

Commentary vs. 4Q10

• Sales and trading revenue increased $2.4B from 4Q10 as intra-quarter volatility increased investor demand and positive market and event-specific news resulted in a more favorable trading environment

– Compared to record results in 1Q10, results were down 30%

• FICC revenue of $3.6B increased $1.9B compared to 4Q10 due to increased client activity

• Equity revenue of $1.2B increased $468M from 4Q10 primarily due to improved positioning and client activity in the equity derivatives business and higher commission revenue in the cash business

• Proprietary trading revenue was down 54% vs. 1Q10 as a result of downsizing the business, consistent with new regulatory guidelines

• Results for 1Q11 include DVA losses of $357M

Investment Banking Fees

$ in millions

$2,500 $2,000 $1,500 $1,000 $500 $0 $(500)

$1,240

$343

$774

$167

$1,319

$318

$827

$242

$1,371

$341

$798

$273

$1,590

$496

$869

$336

$1,578

$448

$845

$319

$(44) $(68) $(41) $(111) $(34)

1Q10 2Q10 3Q10 4Q10 1Q11

Advisory Debt issuance Equity issuance Other (primarily self-led deals)

Commentary vs. 4Q10

• Investment banking fees remained strong and BAML maintained a #2 ranking globally. Global market share of 7.9% reflects a 1.6% improvement over the quarter and was the largest increase among the top 15 banks 2

• Strong performance outside the US as demonstrated by the execution of several large transactions, including: the largest Japanese equity deal of 2011, on which BAML was the only non-Japanese book manager, and Joint Global Coordinator and Joint Bookrunner on the largest ECM deal in Russia since May 2007

• Continued leadership and strength globally in Leveraged Finance with lead involvement on several significant transactions

BAML 1Q11 Product Ranking Highlights 1, 2

Global Ranking U.S. Ranking

Net investment banking fees 2 2

Leveraged loans 1 1

Asset-backed securities 2 2

Syndicated loans 2 2

Investment grade corporate debt 2 2

Common stock underwriting 2 4

Mortgage-backed securities 3 2

High-yield corporate debt 3 2

1 BAML = Bank of America Merrill Lynch.

2 Source: Dealogic data as of April 4, 2011; includes self-led transactions.

Noninterest Expense Levels

$30,000 $27,216

$25,000

$10,400 $20,864 $20,283

$20,000 $17,775 $17,253 $2,000

millions in $ $15,000 $10,115

$8,617 $8,464 $8,414 $10,064

$10,000 $16,816 $18,864

$5,000 $9,158 $8,789 $8,402 $8,800 $10,168

$0

1Q10 2Q10 3Q10 4Q10 1Q11

Personnel expense Non-personnel expense Goodwill impairment

Commentary vs. 4Q10

• Excluding the goodwill impairment charge in 4Q10, 1Q11 expense increased $1.4B, or 8%, from 4Q10

– Personnel costs increased $1.4B primarily as a result of $1.0B retirement eligible stock-based compensation expense and compensation costs linked to increased revenue in sales and trading and investment and brokerage fees

– Non-personnel expenses were flat as costs outside of mortgage and litigation were managed down

• Litigation costs of $940M in 1Q11 were lower than 4Q10 of $1.5B

• Costs associated with mortgage-related assessments and waivers were $874M, including $548M for compensatory fees resulting from foreclosure delays compared to $230M in 4Q10, with the remainder being out-of-pocket costs that we do not expect to recover.

Credit Trends Are Positive

Consumer 30+ Day Performing Delinquencies

$12,000

$10,000

$8,000

millions in $ $6,000 $6,478

$4,490

$4,000

$2,258

$2,000 $1,827

$-

1Q10 2Q10 3Q10 4Q10 1Q11

Residential mortgage excl. FHA Home equity Credit card Direct/Indirect

Consumer Net Charge-offs

$5,000

$4,000

$3,000

millions in $ $2,676

$2,000

$1,179

$1,000 $905

$525

$- $40

1Q10 2Q10 3Q10 4Q10 1Q11

Residential mortgage Home equity Credit card

Direct/Indirect Other Consumer

Nonperforming Loans, Leases and Foreclosed Properties

$40.0

$35.9 $35.6 $34.6

$32.7 $31.6

$30.0 $13.0 $12.2 $11.6 $10.6 $9.9

billions in $ $20.0

$13.3 $14.3 $14.8

$15.1 $15.2

$10.0

$9.6 $9.1 $8.2 $7.0 $6.5

$-

1Q10 2Q10 3Q10 4Q10 1Q11

Consumer < 180 DPD Consumer > 180 DPD Commercial

Commercial Net Charge-offs

$800

$600

millions in $ $400

$312

$288

$200

$82

$-

1Q10 2Q10 3Q10 4Q10 1Q11

Commercial & Industrial 2 Small business Commercial real estate

1 FHA insured loans are excluded for comparison purposes

2 Includes U.S. commercial (excluding small business) and non-U.S. commercial, excluding leasing

Credit Highlights

($ in millions)	Net Charge-offs			Allowance for Credit Losses		
	1Q11	**4Q10**	**Inc/ (Dec)**	**1Q11**	**4Q10**	**Inc/ (Dec)**
Residential mortgage	**$ 905**	$ 970	$ (65)	**$ 5,369**	$ 5,082	$ 287
Home equity	**1,179**	1,271	(92)	**12,857**	12,887	(30)
Discontinued real estate	**20**	11	9	**1,871**	1,283	588
U.S. credit card	**2,274**	2,572	(298)	**9,100**	10,876	(1,776)
Non-U.S. credit card	**402**	339	63	**2,069**	2,045	24
Direct / Indirect consumer	**525**	641	(116)	**1,939**	2,381	(442)
Other consumer	**40**	50	(10)	**163**	161	2
Total consumer	**5,345**	5,854	(509)	**33,368**	34,715	(1,347)
U.S. Commercial (excl small business)	**(21)**	210	(231)	**1,893**	2,062	(169)
U.S. small business commercial	**312**	344	(32)	**1,263**	1,514	(251)
Commercial real estate	**288**	347	(59)	**2,904**	3,137	(233)
Commercial leasing financing	**1**	20	(19)	**124**	126	(2)
Non-U.S. commercial	**103**	8	95	**291**	331	(40)
Total commercial	**683**	929	(246)	**6,475**	7,170	(695)
Total loans and leases	**$ 6,028**	$ 6,783	$ (755)	**39,843**	41,885	(2,042)
Reserve for unfunded lending commitments				**961**	1,188	(227)
Allowance for credit losses				**$ 40,804**	$ 43,073	$ (2,269)

Commentary vs. 4Q10

- Net charge-offs declined $755M to $6.0B in 1Q11 and the net charge-off ratio declined 26 bps to 2.61%
  - Charge-offs declined across most products with the greatest decline in U.S. credit card
- Total provision expense was $3.8B ($6.0B charge-offs and reserve release of $2.2B)
- $39.8B allowance for loan and lease losses provides coverage for 4.29% of loans compared to $41.9B and 4.47% coverage in 4Q10
  - Allowance now covers 1.63 times current period annualized net charge-offs compared to 1.56 times in 4Q10 (excluding purchased credit-impaired allowance: 1.31 times in 1Q11 vs. 1.32 times in 4Q10)

Consumer Purchased Credit-Impaired Loans

$ in billions 1Q11 3/31/2011

Impairment Allowance

Home equity $ 0.5 $ 5.0

Residential mortgage 0.2 1.1

Discontinued real estate 0.8 1.8

Total Legacy Countrywide 1.5 7.9

Merrill Lynch consumer 0.1 0.1

Total purchased credit-impaired $ 1.6 $ 8.0

Total carrying value, net of allowance $ 27.7

Legal claim as of March 31, 2011 $ 41.7

Carrying value as % of legal claim 66%

Commentary

• 1Q11 included $1.6B impairment driven primarily by deterioration in home prices resulting in a revised home price outlook

– Given recent observed declines in both home price data and industry expectations, we revised our forecast for home prices downward, reflecting further declines in prices over 2011 and slower appreciation versus previous expectations in 2012-2015

• Including the $8.0B allowance, the portfolio is now carried at 66% of legal claim

1Q11 Results by Business Segment

($ in millions)	Total Corporation	Deposits	Global Card Services	Consumer Real Estate Services	Global Commercial Banking	Global Banking & Markets	Global Wealth & Investment Management	All Other
Net interest income (FTE)	**$12,397**	$2,205	$3,743	$904	$1,846	$2,038	$1,569	$92
Card income	**1,828**	1	1,728	1	60	19	19	-
Service charges	**2,032**	923	-	5	606	475	23	-
Investment and brokerage services	**3,101**	44	-	-	9	677	2,377	(6)
Investment banking income (loss)	**1,578**	-	-	-	8	1,511	94	(35)
Equity investment income	**1,475**	-	6	1	6	41	12	1,409
Trading account profits (losses)	**2,722**	-	-	-	(3)	2,620	44	61
Mortgage banking income (loss)	**630**	-	-	694	-	13	9	(86)
Insurance income (loss)	**613**	2	69	499	-	-	81	(38)
Gains on sales of debt securities	**546**	-	-	6	-	72	-	468
All other income (loss)	**173**	14	25	72	116	421	262	(737)
Total noninterest income	**14,698**	984	1,828	1,278	802	5,849	2,921	1,036
Total revenue, net of interest expense (FTE)	**27,095**	3,189	5,571	2,182	2,648	7,887	4,490	1,128
Total noninterest expense	**20,283**	2,592	1,887	4,884	1,106	4,726	3,600	1,488
Pre-tax, pre-provision earnings (loss)	**6,812**	597	3,684	(2,702)	1,542	3,161	890	(360)
Provision for credit losses	**3,814**	33	964	1,098	76	(202)	46	1,799
Income (loss) before income taxes	**2,998**	564	2,720	(3,800)	1,466	3,363	844	(2,159)
Income tax expense (benefit) FTE	**949**	209	1,008	(1,408)	543	1,231	313	(947)
Net income (loss)	**$2,049**	$355	$1,712	$(2,392)	$923	$2,132	$531	$(1,212)

Impact of FHA-Insured Loans on Delinquencies

($ in millions) 1Q10 2Q10 3Q10 4Q10 1Q11

FHA-insured 30+ Day Performing Delinquencies $ 14,917 $ 16,988 $ 18,178 $ 19,069 $ 22,891

Change from prior period 2,676 2,071 1,190 891 3,822

30+ Day Performing Delinquency Amounts

Total consumer as reported 36,799 35,860 36,167 36,254 38,072

Total consumer excluding FHA 1 21,882 18,872 17,989 17,185 15,181

Residential mortgages as reported 20,858 22,536 23,573 24,267 27,381

Residential mortgages excluding FHA 1 5,941 5,548 5,395 5,198 4,490

30+ Day Performing Delinquency Ratios

Total consumer as reported 5.57% 5.52% 5.70% 5.63% 6.00%

Total consumer excluding FHA 1 3.64% 3.22% 3.21% 3.10% 2.83%

Residential mortgages as reported 8.51% 9.18% 9.69% 9.41% 10.45%

Residential mortgages excluding FHA 1 2.81% 2.68% 2.77% 2.69% 2.39%

Commentary vs. 4Q10

• We continue to repurchase delinquent FHA-insured loans which masks the continued improvement in our 30+ day performing delinquency trends

– Total consumer 30+ day performing delinquency excluding FHA improved for the 8th consecutive quarter, lower by $2.0B driven by declines in U.S. Credit Card of $820M and Residential Mortgage excluding FHA of $708M

1 Excludes purchased credit-impaired loans

Consumer Asset Quality Key Indicators

($ in millions)	Residential Mortgage				Home Equity				Discontinued Real Estate			
	1Q11		4Q10		1Q11		4Q10		1Q11		4Q10	
	As Reported	Excluding Countrywide Purchased Credit-Impaired and FHA Insured Portfolios	As Reported	Excluding Countrywide Purchased Credit-Impaired and FHA Insured Portfolios	As Reported	Excluding Countrywide Purchased Credit-Impaired	As Reported	Excluding Countrywide Purchased Credit-Impaired	As Reported	Excluding Countrywide Purchased Credit-Impaired	As Reported	Excluding Countrywide Purchased Credit-Impaired
Loans end of period	$ 261,934	$ 187,895	$ 257,973	$ 193,435	$ 133,629	$ 121,160	$ 137,981	$ 125,391	$ 12,694	$ 1,399	$ 13,108	$ 1,456
Loans average	262,049	191,309	254,051	196,693	136,089	123,589	139,772	127,116	12,899	1,424	13,297	1,508
Net charge-offs	$ 905	$ 905	$ 970	$ 970	$ 1,179	$ 1,179	$ 1,271	$ 1,271	$ 20	$ 20	$ 11	$ 11
% of average loans	1.40%	1.92%	1.51%	1.96%	3.51%	3.87%	3.61%	3.97%	0.61%	5.57%	0.35%	3.10%
Allowance for loan losses	$ 5,369	$ 4,276	$ 5,082	$ 4,419	$ 12,857	$ 7,915	$ 12,887	$ 8,420	$ 1,871	$ 61	$ 1,283	$ 79
% of Loans	2.05%	2.24%	1.97%	2.28%	9.62%	6.53%	9.34%	6.72%	14.74%	4.39%	9.79%	5.45%
Average refreshed (C)LTV [1]		82		81		86		85		80		81
90%+ refreshed (C)LTV [1]		33%		33%		44%		41%		28%		29%
Average refreshed FICO		718		719		723		723		637		639
% below 620 FICO		14%		14%		13%		12%		46%		46%

[1] Loan-to-value (LTV) calculations apply to the residential mortgage and discontinued real estate portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio

Consumer Asset Quality Key

(cont’d)

($ in millions)

Credit Card Other Total Consumer

1Q11 4Q10 1Q11 4Q10 1Q11 4Q10

Loans end of period $ 134,342 $ 141,250 $ 92,198 $ 93,138 $ 634,797 $ 643,450

Loans average 137,574 140,130 92,850 94,345 641,461 641,595

Net charge-offs $ 2,676 $ 2,911 $ 565 $ 691 $ 5,345 $ 5,854

% of average loans 7.89% 8.24% 2.47% 2.91% 3.38% 3.62%

Allowance for loan losses $ 11,169 $ 12,921 $ 2,102 $ 2,542 $ 33,368 $ 34,715

% of Loans 8.31% 9.15% 2.28% 2.73% 5.26% 5.40%

Commentary vs. 4Q10

• The average refreshed FICO for the U.S. Credit Card portfolio was 707 at 1Q11 compared to 706 at 4Q10

• The percentage below 620 was 12% at both 1Q11 and 4Q10

• The 1Q11 credit card loss rate of 7.89% is down 35bps from 8.24% in 4Q10

1 Other primarily consists of the consumer lending and dealer financial services portfolios

Commercial Asset Quality Key Indicators [1]

($ in millions)	Commercial and Industrial [2]		Commercial Real Estate		Small Business		Commercial Lease Financing		Total Commercial	
	1Q11	4Q10	1Q11	4Q10	1Q11	4Q10	1Q11	4Q10	1Q11	4Q10
Loans end of period	$ 211,064	$ 207,615	$ 47,008	$ 49,393	$ 14,306	$ 14,719	$ 21,563	$ 21,942	$ 293,941	$ 293,669
Loans average	$ 209,339	$ 207,551	$ 48,286	$ 51,538	$ 14,542	$ 14,939	$ 21,634	$ 21,363	$ 293,801	$ 295,391
Net Charge-offs	$ 82	$ 218	$ 288	$ 347	$ 312	$ 344	$ 1	$ 20	$ 683	$ 929
% of average loans	0.16%	0.42%	2.42%	2.67%	8.68%	9.13%	0.02%	0.38%	0.94%	1.25%
90+ DPD Performing [3]	$ 130	$ 242	$ 168	$ 47	$ 302	$ 325	$ 16	$ 18	$ 616	$ 632
% of loans [3]	0.06%	0.12%	0.36%	0.10%	2.11%	2.21%	0.07%	0.08%	0.21%	0.22%
Nonperforming loans [3]	$ 3,211	$ 3,686	$ 5,695	$ 5,829	$ 172	$ 204	$ 53	$ 117	$ 9,131	$ 9,836
% of loans [3]	1.52%	1.78%	12.11%	11.80%	1.20%	1.39%	0.25%	0.53%	3.11%	3.35%
Allowance for loan losses	$ 2,184	$ 2,393	$ 2,904	$ 3,137	$ 1,263	$ 1,514	$ 124	$ 126	$ 6,475	$ 7,170
% of loans	1.03%	1.15%	6.18%	6.35%	8.83%	10.28%	0.57%	0.57%	2.20%	2.44%
Reservable criticized utilized exposure [1, 3]	$ 17,455	$ 19,238	$ 19,186	$ 20,518	$ 1,637	$ 1,677	$ 1,157	$ 1,188	$ 39,435	$ 42,621
% of total reservable exposure [1, 3]	6.36%	7.08%	38.24%	38.88%	11.43%	11.37%	5.36%	5.41%	10.94%	11.80%

[1] Excludes derivatives, foreclosed property, assets held for sale, debt securities and FVO loans
[2] Includes U.S. commercial, excluding small business, and non-U.S. commercial
[3] Excludes the Merrill Lynch purchased credit-impaired loan portfolio

Focus on Home Equity Loans

Loan Balances (end of period)

$200.0

$149.9 $146.3

$150.0 $141.6 $138.0

$133.6

billions in $ $100.0

$50.0

$0.0

1Q10 2Q10 3Q10 4Q10 1Q11

Non-purchased credit-impaired second lien First-lien Purchased credit-impaired

Home Equity Portfolio Characteristics

• 90% of portfolio are stand-alone originations versus piggy back loans • $12.5B legacy Countrywide purchased credit-impaired (PCI) loan portfolio

• For the non-PCI portfolio:

–$25.4B are in first-lien position; $95.7B are second-lien positions

• Of second-liens, ~40% or $38.5B have CLTV greater than 100%??Does not mean 100% severity in the event of default??Assuming proceeds of 85% of the collateral value, we estimate collateral value of $9.7B available for second liens??Additionally, on 93% of second liens with CLTVs greater than 100%, the customer is current

• Allowance on the non-PCI home equity portfolio is $7.9B

Allowance for Non-purchased Credit-impaired Loans

$10,000

$8,701 $8,489

$8,263 $8,420 $7,915

$8,000

Millions in $ $6,000

$4,000

$2,000

$0

1Q10 2Q10 3Q10 4Q10 1Q11

Net Charge-offs 1

$3,000

$2,397

$2,000 $1,741

millions in $ $1,372 $1,271

$1,179

$1,000

$0

1Q10 2Q10 3Q10 4Q10 1Q11

Net charge-offs include $643M in 1Q10 and $128M in 2Q10 on collateral dependent modified loans

1 Charge-offs do not include Countrywide purchased credit-impaired portfolio as those losses were considered in establishing the nonaccretable difference in the original purchase accounting

Run-off Loan Portfolios

Loan balances (end of period)

($ in billions)

March 31, December 31, Increase 1Q11

2011 2010 (Decrease) Revenue less

net charge-offs

Residential mortgage $ 12.1 $ 12.4 $ (0.3) $ (0.3) 1

Home equity 35.3 36.7 (1.4) (0.7) 1

Discontinued real estate 12.7 13.1 (0.4) (0.7) 1

Direct/Indirect consumer 32.0 35.4 (3.4) (0.1)

Other consumer 1.4 1.4 — —

Total consumer 93.5 99.0 (5.5) (1.8)

Total commercial 7.3 7.6 (0.3) (0.1)

Total run-off loans $ 100.8 $ 106.6 $ (5.8) $ (1.9)

1Q11 Run-off Portfolio Highlights

• Total run-off loans were down $5.8B from 4Q10

• Includes purchased credit-impaired loans of $35.7B ($11.8B residential mortgage, $12.6B home equity, $11.3B discontinued real estate)

• Direct/Indirect consumer loans include consumer finance loans of $11.1B, bulk purchase programs of $12.3B and other loans of $8.6B

1 Incremental provisions to the lifetime loss estimates of the purchased credit-impaired portfolios have been included in revenue less net charge-offs